                                LOAN AGREEMENT


                         Dated as of December __, 1997


                                 by and among



                          THE CLASSIC BUSINESS TRUST
                                 (as Borrower)

                 BROOKDALE LIVING COMMUNITIES OF FLORIDA, INC.
                          (as Operator and Guarantor)

                                      and


                       NOMURA ASSET CAPITAL CORPORATION
                                  (as Lender)

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I    CERTAIN DEFINITIONS..........................................    2
     Section 1.1.   Definitions...........................................    2

ARTICLE II   GENERAL TERMS................................................   39
     Section 2.1.   Amount of the Loan....................................   39
     Section 2.2.   Use of Proceeds.......................................   39
     Section 2.3.   Security for the Loan.................................   39
     Section 2.4.   Borrower's Note.......................................   39
     Section 2.5.   Principal and Interest Payments.......................   40
     Section 2.6.   Voluntary Defeasance..................................   42
     Section 2.7.   Prepayment............................................   43
     Section 2.8.   Application of Payments...............................   43
     Section 2.9.   Payment of Debt Service, Method and Place of Payment..   44
     Section 2.10.  Taxes.................................................   44
     Section 2.11.  Defeasance Requirements...............................   45
     Section 2.12.  Central Cash Management...............................   46
     Section 2.13.  Security Agreement....................................   57
     Section 2.14.  Securitization........................................   60
     Section 2.15.  Supplemental Mortgage Affidavits......................   63

ARTICLE III  CONDITIONS PRECEDENT.........................................   63
     Section 3.1.   Conditions Precedent to the Making of the Loan........   63
     Section 3.2.   Form of Loan Documents and Related Matters............   69

ARTICLE IV   REPRESENTATIONS AND WARRANTIES...............................   69
     Section 4.1.   Representations and Warranties of Borrower and
                      Operator............................................   69
     Section 4.2.   Survival of Representations and Warranties............   90

ARTICLE V    AFFIRMATIVE COVENANTS........................................   91
     Section 5.1.   Borrower and Operator Covenants.......................   91

ARTICLE VI   NEGATIVE COVENANTS...........................................  116
     Section 6.1.   Borrower and Operator Negative Covenants..............  116

ARTICLE VII  DEFAULTS.....................................................  121
     Section 7.1.   Event of Default......................................  121
     Section 7.2.   Remedies..............................................  126
     Section 7.3.   Remedies Cumulative...................................  127
     Section 7.4.   Lender's Right to Perform.............................  127
     Section 7.5.   Operator's Limited Right to Cure......................  127

ARTICLE VIII MISCELLANEOUS................................................  129

                                                                            Page
                                                                            ----
     Section 8.1.   Survival..............................................  129
     Section 8.2.   Lender's Discretion...................................  129
     Section 8.3.   Governing Law.........................................  129
     Section 8.4.   Modification, Waiver in Writing.......................  131
     Section 8.5.   Delay Not a Waiver....................................  131
     Section 8.6.   Notices...............................................  131
     SECTION 8.7.   TRIAL BY JURY.........................................  133
     Section 8.8.   Headings..............................................  133
     Section 8.9.   Assignment............................................  133
     Section 8.10.  Severability..........................................  133
     Section 8.11.  Preferences...........................................  133
     Section 8.12.  Waiver of Notice......................................  134
     Section 8.13.  Intentionally Omitted.................................  134
     Section 8.14.  Exculpation...........................................  134
     Section 8.15.  Exhibits Incorporated.................................  136
     Section 8.16.  Offsets, Counterclaims and Defenses...................  136
     Section 8.17.  No Joint Venture or Partnership.......................  136
     Section 8.18.  Waiver of Marshalling of Assets Defense...............  136
     Section 8.19.  Waiver of Counterclaim................................  137
     Section 8.20.  Conflict; Construction of Documents...................  137
     Section 8.21.  Brokers and Financial Advisors........................  137
     Section 8.22.  Counterparts..........................................  137
     Section 8.23.  Estoppel Certificates.................................  137
     Section 8.24.  Payment of Expenses...................................  138
     Section 8.25.  Bankruptcy Waiver.....................................  138
     Section 8.26.  Entire Agreement......................................  139
     Section 8.27.  Dissemination of Information..........................  139
     Section 8.28.  Limitation of Interest................................  139
     Section 8.29.  Indemnification.......................................  140
     Section 8.30.  Borrower and Operator Acknowledgments.................  141
     Section 8.31.  Publicity.............................................  141
     Section 8.32.  Intentionally deleted.................................  141
     Section 8.33.  Transfer of Fee Simple Interest in the Facility to
                      Operator on the Optional Prepayment Date............  141
     Section 8.34   Amendments to Operator Lease..........................  143
     Section 8.35   Subordination and Standstill..........................  143

                                    EXHIBITS


Exhibit A -   Operating Expense Certificate

Exhibit B -   Additional Definitions

Exhibit C -   Capital Improvements and Repair and Environmental Remediation
              Exhibit

                                LOAN AGREEMENT

          THIS LOAN AGREEMENT, made as of December ___, 1997, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198, Attention:
Raymond M. Anthony, Telefax Number (212) 667-1666 (together, with its successors and assigns, "Lender"), THE CLASSIC BUSINESS TRUST, a Delaware business trust with an address of c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, Telefax Number (302) 651-8882 (the "Borrower") and BROOKDALE LIVING COMMUNITIES OF FLORIDA, INC., a Delaware corporation, having an address of c/o Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telecopier Number (312) 997-3699 (the "Operator").

                                   RECITALS

          WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the principal amount of $19,904,044.00 (the "Loan Amount");

          WHEREAS, Lender is willing to make the Loan on the condition that Borrower and Operator each joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan; and

          WHEREAS, Lender, Borrower and Operator contemplate that all or any portion of Lender's interest in the Loan and to the Loan Documents may be assigned, in whole or in part, by Lender to another Person, including, without limitation, to a trustee on behalf of security holders in connection with a Securitization.

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

          Section 1.1.  Definitions.  For all purposes of this Agreement:

          (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

          (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

          (d)  the following terms have the following meanings:

          "1940 Act" has the meaning set forth within the definition of "Eligible Trustee."

          "Account Collateral" has the meaning provided in Section 2.13(a).

          "Accounts" means the "Accounts" as defined and described in each of the Mortgages.

          "Accrued Interest" has the meaning provided in Section 2.5(e).

          "Actual Prepayment Amount" has the meaning provided in Section
8.32(c).

          "Adjusted Net Operating Income" means, for any period, the Net Operating Income for such period reduced by (i) a capital expenditure reserve amount, pro rated for the applicable period, equal to the greater of (a) $250 multiplied by the number of apartment units in the Facility per annum and (b) the amount indicated in the Engineering Report(s) as the annual amount required to maintain the Facility, (ii) annual base management fees, pro rated for the applicable period, equal to the greater of (y) actual management fees or (z) five percent (5%) of Gross Revenues, and (iii) an amount necessary to reflect a minimum annual vacancy factor, pro rated for the applicable period, equal to the greater of (a) the actual vacancy for the Facility, (b) five percent (5%) of Gross Revenues and (c) the market vacancy rate. Notwithstanding the foregoing part of this definition of "Adjusted Net Operating Income" to the contrary, if the period for which Adjusted Net Operating Income is being calculated includes periods prior to the Closing Date, Adjusted Net Operating Income shall be calculated for such period based on the applicable pro rata portion of Base Adjusted NOI.

          "Advisor" means Nomura Securities International, Inc.

          "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

          "Amortizable Amount" has the meaning provided in Section 8.32(c)(i).

          "Amortized Amount" means, with respect to any time, an amount determined by Lender in its reasonable discretion equal to the principal amount that would have been outstanding hereunder at such time if (i) the Loan Amount on the Closing Date had been $21,000,000, (ii) the Interest Rate on the Closing Date had been 7.57% (iii) the amortization schedule on the Closing Date had been based on 331 months (calculated on the basis of a calendar year consisting of twelve thirty day months) and (iv) Borrower had made all regularly scheduled payments with respect to the Loan with the parameters set forth in clauses (i) through (iii) above prior to such time.

          "Annual Operating Budget" means an annual budget for the operations of the Facility (broken down on a month-by-month basis) prepared, and submitted by Operator to Lender for the period from the Closing Date until December 31, 1997. Thereafter, Operator shall only be required to submit such a budget to Lender on the Optional Prepayment Date, and after such date on each December 1 for each succeeding calendar year, all in form and substance reasonably satisfactory to Lender and as reasonably approved by Lender, as the same shall be amended by Operator from time to time, with Lender's written consent. Lender's approval shall be deemed given if Lender does not respond to Operator's proposed budget within thirty (30) days of Lender's receipt thereof.

          "Appraisals" means the appraisals, if any, with respect to the Facility delivered to Lender in connection with the Loan and any more recent appraisal of the Facility delivered to Lender or Lender's servicer, as applicable, each made by an Appraiser at the request of Operator or Lender, as any of the same may be updated by recertification from time to time (and pursuant to the terms of this Agreement) by the Appraiser performing such Appraisal.

          "Appraiser" means any Independent appraiser selected by Operator (and reasonably satisfactory to Lender) who is (i) a member of the Appraisal Institute with a national practice and who has at least ten years experience with real estate of the same type and in the geographic area of the Facility to be appraised or (ii) otherwise reasonably acceptable to Lender.

          "Appurtenant Rights" has the meaning set forth in the Mortgages.

          "Assignments of Agreements" means, collectively, the Assignment of Agreements - Borrower and the Assignment of Agreements - Operator.

          "Assignment of Agreements - Borrower" means, with respect to the Facility, a first priority Assignment of Agreements Affecting Real Estate, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated as of the Closing Date, from Borrower, as assignor, to Lender, as assignee, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Assignment of Agreements - Operator" means, with respect to the Facility, a first priority Assignment of Agreements Affecting Real Estate, in form and substance satisfactory to Lender in its reasonable discretion, dated as of the Closing Date from the Operator, as assignor, to Lender, as assignee, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Assignment of Leases - Borrower" means, with respect to the Facility, a first priority Assignment of Leases and Rents, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, assigning to Lender Borrower's interest in and to the Leases (as defined in the Mortgage) and the Rents (as defined in the Mortgage) with respect to the Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Assignment of Leases - Operator" means, with respect to the Facility, a first priority Assignment of Leases and Rents, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated as of the Closing Date from Operator, as assignor, to Lender, as assignee, assigning to Lender Operator's interest in and to the Leases (as defined in the Leasehold Mortgage) and the Rents (as defined in the Leasehold Mortgage) with respect to the Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Assignments of Leases" means the Assignment of Leases - Borrower and Assignment of Leases - Operator, collectively.

          "Base Adjusted NOI" means the amount shown on Exhibit B.

          "Base Payment" has the meaning provided in Section 2.5(c).

          "Basic Carrying Costs" means the following costs with respect to the Facility (i) real property taxes, assessments and Impositions (including without limitation any payments due under any ground lease and any ground rents) applicable to the Facility, and (ii) insurance premiums for policies of insurance required or permitted to be maintained by Borrower and/or Operator pursuant to this Agreement, the Operator Lease or the other Loan Documents.

          "Basic Carrying Costs Monthly Installment" means, with respect to the Facility, Lender's reasonable and good faith estimate of one-twelfth (1/12th) of the annual amount of the Basic Carrying Costs (provided, that Lender may calculate reasonably and in good faith the monthly amount to assure that funds are reserved in sufficient amounts to enable the payment of all Impositions, including, without limitation, taxes and insurance premiums thirty (30) days prior to their respective due dates). Should the Basic Carrying Costs for the then current Fiscal Year or payment period not be ascertainable by Lender at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's reasonable and good faith estimate based on one-twelfth (1/12th) of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period, with reasonable adjustments as reasonably determined by Lender. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

          "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

          "Beneficial Owner" means FBTC Leasing Corp., a New York corporation.

          "Beneficial Owner's Certificate" means the Beneficial Owner's Certificate in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date.

          "Borrower" has the meaning provided in the first paragraph of this Agreement.

          "Borrower's Trustee" means Wilmington Trust Company, a Delaware banking association.

          "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York, New York, Chicago, Illinois, Wilmington, Delaware or any jurisdiction in which the Facility, Cash Collateral Account or Collection Account is located are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

          "Buy-Up Payment" means $1,095,956.00.

          "Capital Improvement Costs" means costs incurred by Borrower and/or Operator in connection with capital improvements to the Facility.

          "Capital Reserve Amount" means with respect to the Facility, an amount equal to the greater of (i) $250 multiplied by the number of apartment units in the Facility per annum and (ii) the amount indicated in the Engineering Report(s) as the annual amount required to maintain the Facility.

          "Capital Reserve Monthly Installment" means, with respect to the Facility, an amount equal to one-twelfth (1/12th) of the Capital Reserve Amount.

          "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement Costs.

          "Cash Collateral Account Bank" means the bank chosen by Lender to hold the Cash Collateral Account, or any successor bank hereafter selected by Lender in accordance with the terms hereof.

          "Cash Management Event" shall mean any one or more of the following:
(i) the occurrence of a Late Payment three (3) times in a twelve (12) month consecutive period; (ii) a Default (other than as described in clause (i)) or an Event of Default; (iii) Borrower's or Operator's failure to comply with the third or fourth sentences of Section 2.12(a)(ii); (iv) Borrower's or Operator's failure to comply with the second or third sentence of Section 2.12(a)(iii); (v) if the audited financial reports delivered to Lender pursuant to Section 5.1(b)(Q) indicates that less than ninety percent (90%) of Rents, Money and Gross Revenue has been deposited in the Collection Account; or (vi) the Optional Prepayment Date.

          "Casualty Prepayment Amount" means, with respect to any Insurance Proceeds not required to be advanced to Borrower under the Mortgage, a portion of the Insurance Proceeds determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Insurance Proceeds is less than or equal to the Amortized Amount at such time, the product obtained by multiplying (a) the amount of such Insurance Proceeds by (b) the quotient obtained by dividing (1) the outstanding Principal Indebtedness at such time by (2) the Amortized Amount at such time or
(ii) if the amount of the

Insurance Proceeds is greater than the Amortized Amount at such time, the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Casualty Prepayment Amount shall equal the amount of the Insurance Proceeds.

          "Casualty Return of Buy-Up Payment" means, with respect to any Insurance Proceeds not required to be advanced to Borrower under the Mortgage, a portion of the Insurance Proceeds determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Insurance Proceeds is less than or equal to the Amortized Amount at such time, the excess of the amount of the Insurance Proceeds over the Casualty Prepayment Amount at such time or (ii) if the amount of the Insurance Proceeds is greater than the Amortized Amount at such time, the excess of the Amortized Amount at such time over the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Casualty Return of Buy-Up Payment shall be zero.

          "Closing Date" means the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" means, collectively, the Land, Appurtenant Rights, Improvements, Equipment, Rents, Leases, Accounts, Account Collateral, General Intangibles, goods, Instruments, Inventory, Money, Permitted Investments and (to the full extent assignable) Permits, investment properties, and proceeds of written letters of credit and all Proceeds and products of the foregoing, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan; provided, however, the "Collateral" shall not include the Excepted Property.

          "Collateral Security Instrument" means any right, document or instrument, other than the Mortgages, given as security for the Loan (including, without limitation, the Assignments of Leases and the Assignments of Agreements), as the same may hereafter from time to time be supplemented, amended, extended or modified.

          "Collection Account" has the meaning provided in Section 2.12(a)(i).

          "Collection Account Agreement" has the meaning set forth in Section 2.12(b).

          "Collection Account Bank" means, with respect to the Facility, the applicable collection bank for the Facility and any successor bank hereafter selected by Borrower and reasonably approved by Lender.

          "CON" has the meaning set forth in Section 4.1(d)(AK)(ii).

          "Condemnation Prepayment Amount" means, with respect to any Condemnation Proceeds not required to be advanced to Borrower under the Mortgage, a portion of the Condemnation Proceeds determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Condemnation Proceeds is less than or equal to the Amortized Amount at such time, the product obtained by multiplying (a) the amount of such Condemnation Proceeds by (b) the quotient obtained by dividing (1) the outstanding Principal Indebtedness at such time by
(2) the Amortized Amount at such time or (ii) if the amount of the Condemnation Proceeds is greater than the Amortized Amount at such time, the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Condemnation Prepayment Amount shall equal the amount of the Condemnation Proceeds.

          "Condemnation Proceeds" has the meaning provided in Section 2.12(h).

          "Condemnation Return of Buy-Up Payment" means, with respect to any Condemnation Proceeds, a portion of the Condemnation Proceeds not required to be advanced to Borrower under the Mortgage determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Condemnation Proceeds is less than or equal to the Amortized Amount at such time, the excess of the amount of the Condemnation Proceeds over the Condemnation Prepayment Amount at such time or
(ii) if the amount of the Condemnation Proceeds is greater than the Amortized Amount at such time, the excess of the Amortized Amount at such time over the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Condemnation Return of Buy-Up Payment shall equal zero.

          "Contingent Obligation" means, with respect to Borrower or Operator, as applicable, any obligation of Borrower or Operator, as applicable, guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower or Operator, as applicable, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that Borrower, or Operator, as applicable, is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

          "Current Interest Accrual Period" has the meaning provided in
Section 2.12(g).

          "Debt Service" means, for any period, the principal, interest payments, Default Rate interest, Late Charges and Yield Maintenance Premium that accrue or are due and payable in accordance with the Loan Documents during such period.

          "Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing Adjusted Net Operating Income for the specified period by the aggregate amount of the Base Payments due for such period.

          "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

          "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

          "Default Collateral" has the meaning provided in Section 8.14.

          "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus five percent (5%).

          "Defeasance Deposit" means the following in each of the following circumstances:

               (i) in the case of a total defeasance of the Loan and Facility pursuant to Section 2.11, "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release Date) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule); and

               (ii) in the case of a partial defeasance of the Loan pursuant to
          Section 5.1(b)(P), "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, the successive scheduled Payment Dates (after the date of such voluntary defeasance) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note (1) as if the Maturity Date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) and (2) as if the outstanding principal indebtedness due under the Note was an amount equal to the amount required to be defeased pursuant to Section 5.1(b)(P) in connection with such partial defeasance.

          "Defeasance Release Date" has the meaning provided in Section
2.11(a).

          "Difference" has the meaning provided in Section 8.32(c).

          "DOH" has the meaning set forth in Section 4.1(d)(AK)(i).

          "Eligible Account" means (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by each Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least AA- by each Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. (S) 9.10(b); or
(iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization.

          "Eligible Trustee" shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act of 1940 (the "1940 Act")) that meets the requirements of Section 26(a)(1) of the 1940 Act, is not an Affiliate of the Beneficial Owner, the Borrower or the Operator, or an Affiliate of any Person involved in the organization or operation of the Beneficial Owner, the Borrower or the Operator, is organized and doing business under the laws of any state or the United States of America, is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Trust Agreement, has a combined capital and surplus and undivided profits of at least $100,000,000 and is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          "Engineer" means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender in Lender's reasonable discretion.

          "Engineering Reports" means the structural engineering reports with respect to the Facility prepared by an Engineer and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender.

          "Entity" means with respect to the Borrower or Operator, as applicable, (a) corporation, if Borrower or Operator, as applicable, is listed as a corporation in the first paragraph of this Agreement, (b) limited partnership, if Borrower or Operator, as applicable, is listed as a limited partnership in the first paragraph of this Agreement, (c) limited liability company, if Borrower or Operator, as applicable, is listed as a limited liability company in the first paragraph of this Agreement or (d) a business trust, if Borrower or Operator, as applicable, is listed as a business trust in the first paragraph of this Agreement.

          "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to Borrower, Operator, or the Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance in violation of any Environmental Law originating at or from, or otherwise affecting the Facility, (ii) any fact, circumstance, condition, or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower, Operator or otherwise affecting the Facility or (iii) any alleged injury or threat of injury to health, safety or the environment in violation of any Environmental Law by Borrower, Operator or otherwise affecting the Facility.

          "Environmental Guaranty" means the Environmental Indemnity Agreement in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date from the Parent to Lender, as the same may thereafter be from time to time supplemented, amended, modified or extended by one or more agreements supplemental thereto.

          "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or municipal ordinances, each as amended from time to time, any judicial or administrative orders, decrees, settlement agreements or judgments thereunder, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the presence or Use of Hazardous Substances.

          "Environmental Reports" means, with respect to the Facility, the environmental audit reports delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender.

          "Equipment" means the "Equipment" defined and described in the Mortgages.

          "Equity Interests" means with respect to the Borrower or Operator (a) if the Borrower or Operator, as applicable, is a limited partnership, limited partnership interests in Borrower or Operator, as applicable; (b) if the Borrower or Operator, as applicable, is a limited liability company, membership interests in the Borrower or Operator, as applicable; (c) if the Borrower or Operator, as applicable, is a corporation, shareholder interests in the Borrower or Operator, as applicable; or (d) if Borrower or Operator, as applicable, is a business trust, beneficial interests in the Borrower or Operator, as applicable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means, with respect to Operator or Borrower, any corporation or trade or business that is a member of any group of organizations
(i) described in Section 414(b) or (c) of the Code of which Borrower or Operator, as applicable, is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower or Operator, as applicable, is a member.

          "Event of Default" has the meaning set forth in Section 7.1.

          "Event of Default Return of Buy-Up Payment" means, with respect to any time, an amount determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender), which amount is intended to be a repayment by Borrower to Lender on account of the fee Lender actually paid to Borrower as set forth in Section 8.37, and which amount is equal to the excess of (i) the Amortized Amount at such time over (ii) the outstanding Principal Indebtedness at such time.

          "Excepted Operating Income" means (i) FBTC Basic Rent (as defined in the Operator Lease) and Lessor Basic Rent (as defined in the Operator Lease) actually paid to Borrower; (ii) all indemnity payments paid to Borrower under the Operator Lease or the Pledge Agreements (as defined in the Operator Lease);
(iii) to the extent not included in the foregoing, any amounts actually paid to Borrower to reimburse Borrower or it Affiliates for performing or complying with any of the obligations of Operator under the Loan Documents or the Operator Lease; (iv) Transaction Expenses (as defined in the Lease) paid to the Borrower; and (v) any payments of interest actually paid to Borrower with respect to any of the foregoing.

          "Excepted Property" means (i) FBTC Basic Rent (as defined in the Operator Lease), Lessor Basic Rent (as defined in the Operator Lease), the Break Costs (as defined in the Operator Lease) and the right to receive any of the foregoing; (ii) any and all rights of the Borrower under the Pledge Agreements (as defined in the Operator Lease); and (iii) any and all rights to declare a default under the Operator Lease and exercise the remedies under Section 20.2(k) of the Operator Lease (provided, however, "Excepted Property" shall not include all other rights to declare a default under the Operator Lease).

          "Excess Cash Flow" has the meaning set forth in Section
2.12(g)(viii).

          "Extra Funds" has the meaning set forth in Section 2.12(f)(vi).

          "Facility" means the Collateral relating to Borrower and Operator encumbered by the Mortgages, Assignments of Leases, Assignments of Agreements and other Loan

Documents.

          "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender not to be unreasonably withheld or delayed.

          "FBTC" means FBTC Leasing Corp., a New York corporation, together with its permitted successors and assigns.

          "FBTC Debt" means debt of Borrower to FBTC subordinate in all respects to the Indebtedness in the principal amount of $8,342,500.00 evidenced by that certain Loan Agreement dated as of the Closing Date (the "FBTC Loan Agreement") and secured only by Certificate A (as defined in the FBTC Loan Agreement), which debt shall be evidenced by the FBTC Loan Agreement the form and substance of which shall be satisfactory to Lender in its reasonable discretion.

          "FBTC Loan Agreement" has the meaning set forth in the definition of the term "FBTC Debt".

          "FBTC Payment Date" means every third (3rd) Payment Date. For example, if the Closing Date is prior to January 11, 1998, the first FBTC Payment Date is March 11, 1998, the second FBTC Payment Date is June 11, 1998 and so on.

          "FBTC Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of the FBTC Required Quarterly Payment.

          "FBTC Required Quarterly Payment" means with respect to a FBTC Payment Date, the sum of the FBTC Basic Rent (as defined in the Operator Lease), the Lessor Basic Rent (as defined in the Operator Lease) and the Break Costs (as defined in the Operator Lease) due and payable on such FBTC Payment Date, in each case, due and payable to Borrower pursuant to the Operator Lease.

          "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

          "General Intangibles" means the "General Intangibles" defined and described in the Mortgages.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Revenue" means, with respect to the Facility, the total dollar amount of all income and receipts (excluding each FBTC Required Quarterly Payment to the extent paid to Borrower) whatsoever received by Borrower and Operator in the ordinary course of its respective business with respect to the Facility, including, without limitation, all Rents (but excluding security deposits) and Money.

          "Guaranty" means a Guaranty and Suretyship Agreement in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date from the Operator to Lender as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means the "Impositions" defined and described in the Mortgages.

          "Improvements" means the "Improvements" as defined and described in the Mortgages.

          "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

          "Indemnified Party" shall have the meaning set forth in Section
8.29.

          "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in Borrower, Operator or in any Affiliate of Borrower or Operator, and (ii) is not connected with Borrower, Operator or any Affiliate of Borrower or Operator as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions.

          "Independent Director" means a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment or at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (b) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (c) a person who controls such entity or any of its affiliates, or (d) a member of the immediate family of a person defined in
(a), (b) or (c) above.

          "Initial Basic Carrying Costs Amount" means an amount that, when added with the Basic Carrying Costs Monthly Installments to be made from and after the Closing Date through the date(s) on which the Basic Carrying Costs are next due and payable, will be sufficient to pay such Basic Carrying Costs, as reasonably determined by Lender.

          "Initial Capital Reserve Amount" means the amount shown on Exhibit B.

          "Initial Interest Rate" means 8.38259% per annum.

          "Initial Securitization Expense Amount" means the amount shown on Exhibit B.

          "Initial Trustee Expense Amount" means the amount shown on Exhibit B.

          "Instruments" means all of the "Instruments" defined and described in the Mortgages.

          "Insurance Proceeds" means all of the "Insurance Proceeds" defined and described in the Mortgages.

          "Insurance Requirements" means all material terms of any insurance policy required pursuant to the Loan Documents and all material regulations and then current standards applicable to or affecting the Facility or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Facility, or such other body exercising similar functions.

          "Interest Accrual Period" means each period of time running from and including the eleventh (11th) day of a calendar month to and including the tenth
(10th) day of the following calendar month during the term of the Loan. If the Closing Date shall occur prior to the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the tenth (10th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the tenth (10th) day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the tenth (10th) day of a calendar month, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

          "Interest Rate" means, (i) during the period commencing on (and including) the Closing Date to the Optional Prepayment Date, provided that no Event of Default has occurred, the Initial Interest Rate, (ii) during the period commencing on (and including) Optional Prepayment Date, provided no Event of Default has occurred, the Revised Interest Rate.

          "Inventory" means all of the "Inventory" defined and described in the Mortgages.

          "Investor" has the meaning provided in Section 8.27.

          "Issuer" means any issuer of securities issued in connection with a Securitization.

          "Land" has the meaning provided in the Mortgages.

          "Late Charge" means the lesser of (i) five percent (5%) of any amount which was due and payable but which was not paid within the applicable grace period and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

          "Late Payment" means Borrower's failure to pay any amount hereunder when due, without giving effect to any cure period, if any.

          "Leasehold Mortgage" means, with respect to the Facility, a first priority Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated as of the Closing Date, granted by Operator to Lender with respect to the Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

          "Leases" means all of the "Leases" defined and described in the Mortgages.

          "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operator, the Loan Documents, the Facility or any part thereof, or the ownership, construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all Permits, Licenses and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Operator, at any time in force affecting the Facility or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to the Facility or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" has the meaning provided in the first paragraph of this Agreement.

          "Liabilities" has the meaning set forth in Section 2.14.

          "Licenses" has the meaning set forth in Section 4.1(d)(AK)(ii).

          "Lien" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Facility or any portion thereof or any Collateral, or Operator or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" has the meaning provided in the Recitals hereto.

          "Loan Amount" has the meaning provided in the Recitals hereto.

          "Loan Documents" means, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Assignments of Agreements, the Environmental Guaranty, the Guaranty, the Collection Account Agreement and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Borrower, Operator or any Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages or the other documents listed above.

          "Losses" has the meaning provided in Section 5.1(b)(I).

          "Management Agreement" means, with respect to the Facility, any management agreement entered into after the Closing Date pertaining to the management of the Facility, which agreement or agreements shall be in form and substance satisfactory to Lender in its reasonable discretion.

          "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower or Operator, as applicable, (ii) the ability of Borrower or Operator, as applicable, to perform, or of Lender to enforce, any of the Loan Documents or
(iii) the value of (x) the Collateral taken as a whole or (y) the Facility.

          "Material Lease" has the meaning set forth in the Mortgages.

          "Maturity Date" means January 11, 2028.

          "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

          "Money" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender obtained from or for use in connection with the ownership or operation of the Facility.

          "Mortgage" means, with respect to the Facility, a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated as of the Closing Date, granted by Borrower to Lender with respect to the Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto and "Mortgages" means, collectively, the Mortgage and the Leasehold Mortgage.

          "Mortgaged Property" means, at any time, the Facility encumbered by the Mortgages.

          "Multiemployer Plan" means, with respect to Borrower or Operator, a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or Operator, as applicable, or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Operating Income" means for any period the excess, if any, of Operating Income for such period over Operating Expenses for such period.

          "Nineteen Year Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to nineteen (19) years from the Optional Prepayment Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the Optional Prepayment Date.

          "Note" means and refers to the promissory note, in form and substance satisfactory to Lender in Lender's reasonable discretion, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement as such note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

          "Officer's Certificate" means, with respect to Operator or Beneficial Owner, a certificate of the Operator or Beneficial Owner, as applicable, which is signed by an authorized officer of the Borrower or Beneficial Owner, as applicable.

          "Operating Expense Certificate" means a certificate of the Operator in the form attached hereto as Exhibit A.

          "Operating Expense Monthly Installment" means, with respect to a given Interest Accrual Period, the amount shown on the Annual Operating Budget for such period.

          "Operating Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of operating expenses, as reasonably approved by Lender.

          "Operating Expenses" means, for any period, for Borrower and Operator,
(a) all expenditures by Borrower and, without duplication (b) all expenditures by Operator, as and to the extent required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facility, including, without limitation or duplication:

               (i) expenses in connection with cleaning, repair, replacement, painting
          and maintenance;

               (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower, Operator or any Affiliate engaged in repair, operation, maintenance of the Facility or service to tenants or patrons in and of the Facility;

               (iii) any management fees and expenses;

               (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

               (v)   the cost of cleaning supplies;

               (vi)  Impositions;

               (vii) business interruption, liability, casualty and fidelity insurance premiums;

               (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership, leasing or operation of the Facility, including, without limitation, collection costs and expenses;

               (ix)   costs and expenses of security and security systems;

               (x)    trash removal and exterminating costs and expenses;

               (xi)   advertising and marketing costs;

               (xii) costs of environmental audits and monitoring, environmental investigation, remediation or other response actions or any other expenses incurred with respect to compliance with Environmental Laws;

               (xiii) all other ongoing expenses which in accordance with GAAP are required to be or are included in Borrower's or Operator's annual financial statements as operating expenses of the Facility; and

               (xiv) with respect to Operator only, the FBTC Required Quarterly Payment.

Notwithstanding the foregoing, Operating Expenses shall not include (x) any taxes imposed on Borrower's net income, (y) depreciation or amortization of intangibles or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated in accordance with GAAP.

          "Operating Income" means, for any period, for Borrower and Operator,
(a) all regular ongoing income of Operator during such period from the operation of the Facility and, without duplication, (b) all regular ongoing income of Borrower during such period from the operation of the Facility from any source other than Operator, including, without limitation:

               (i) all amounts payable as Rents (other than security deposits) and all other amounts payable under Leases or other third party agreements relating to the ownership and operation of the Facility;

               (ii)  business interruption proceeds; and

               (iii) all other amounts which in accordance with GAAP are required to be or are included in Borrower's or Operator's annual financial statements as operating income of the Facility, except that, in the case of the Borrower, such other amounts shall only be included if from a source other than Operator;

provided, however, with respect to Borrower only, Operating Income shall not include the Excepted Operating Income.

          "Operator" has the meaning set forth in the first paragraph of this Agreement.

          "Operator Lease" means that certain Lease dated on or about the Closing Date between the Borrower and the Operator for the lease of all of the Facility, together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

          "Optional Prepayment Date" means January 11, 2008.

          "Other Borrowings" means, with respect to Operator or Borrower, as applicable, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of Borrower or Operator, as applicable, for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower or Operator, as applicable, evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower or Operator, as applicable, and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower or Operator, as applicable, secured by a Lien on any property owned by Borrower or Operator, as applicable, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower or Operator, as applicable, and (vi) all payment obligations of Borrower or Operator, as applicable, under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

          "Parent" means Brookdale Living Communities, Inc., a Delaware corporation.

          "Payment Date" means the eleventh (11th) day of each calendar month during the term of the Loan, provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next succeeding Business Day.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "PCBs" has the meaning provided in the definition of "Hazardous Substance."

          "Permits" means, all the "Permits" defined and described in the Mortgages.

          "Permitted Encumbrances" means, with respect to the Facility, collectively, (i) the Liens created by the Mortgages or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning the Facility, or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgages, (iv) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements which may be granted by Borrower after the Closing Date and which do not materially and adversely affect (A) the ability of Borrower to pay any of its obligations to any Person as and when due, (B) the marketability of title to the Facility, (C) the fair market value of the Facility, or (D) the use or operation of the Facility as of the Closing Date and thereafter, and (v) all other Liens to which Lender in its sole discretion has given its prior written consent and, after a Securitization, with respect to which the Rating Agencies have confirmed in writing that such Liens will not result in a downgrade, withdrawal or qualification of the then-applicable ratings of any securities issued in a Securitization.

          "Permitted Investments" means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day immediately preceding the date upon which the funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a
Securitization:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (ii)  Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

           (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAAm" or "AAAm-G" by S&P, or the equivalent by each other Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization);

        (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization; and

           (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization;

provided, however, that, in the judgment of Lender, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (iii) such investments have a maturity in excess of one year.

          "Permitted Transfers" shall mean, provided that no Event of Default has occurred, and further provided that any of the following do not violate Florida's Assisted Living Facilities Act (i) Permitted Encumbrances; (ii) all transfers of worn out or obsolete furnishings, fixtures or equipment that are not reasonably necessary for the operation of the Facility or, if necessary for the operation of the Facility, are replaced with equivalent property; (iii) all Leases which are not Material Leases; (iv) all Material Leases which have been approved by Lender in writing in Lender's discretion; (v) transfers of Equity Interests which in the aggregate during the term of the Loan (a) do not exceed 49% of the total interests in the Borrower or Operator, as applicable, and (b) do not result in any partner's, member's, shareholder's, beneficial owner's or other Person's interest in the Borrower or Operator (other than the Persons who own interests in the Borrower or Operator on the Closing Date), as applicable, exceeding 49% of the total interests in the Borrower or Operator, as applicable;
(vi) any other transfer of Equity Interests provided that (a) prior to any Securitization, Lender shall have consented to such transfer or transfers, (b) after any Securitization, Lender shall have consented to such transfer or transfers and the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization,
(c) acceptable opinions relating to such transfer or transfers shall have been delivered by Borrower or Operator, as applicable, to Lender and the Rating Agencies (including without limitation tax and bankruptcy opinions), and (d) Borrower or Operator, as applicable, pays all reasonable expenses incurred by Lender in connection with such transfer or transfers; and (vii) a transfer of the Facility to a single purchaser including, but not limited to, a transfer of the Facility by Borrower to the Operator (pursuant to the Operator Lease or Section 8.33 or otherwise), not more than one time during the term of the Loan, provided that prior to such transfer (a) prior to a Securitization, Lender shall have consented to such transfer, (b) after a Securitization, (i) Lender shall have consented to such transfer and (ii) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization, (c) acceptable opinions relating to such transfer shall have been delivered by Borrower to Lender and to the Rating Agencies (including without limitation tax and bankruptcy opinions), (d) the transferee assumes in writing all obligations of the transferor under the Loan Documents and executes and delivers such other documentation as may be required by Lender or the Rating Agencies and (e) Borrower or Operator pays all reasonable expenses incurred by Lender in connection with such transfer.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Physical Plant Standards" has the meaning provided in Section 4.1(d)(AK)(vii).

          "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Principal Indebtedness" means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

          "Proceeds" means all of the "Proceeds" defined and described in the Mortgages.

          "Rating Agencies" means Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and S&P or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with a Securitization (each, individually a "Rating Agency").

          "Recalculated Loan Amount" has the meaning provided in Section
8.32(a).

          "Recourse Distributions" has the meaning provided in Section 8.14.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Remedial Work" has the meaning provided in Section 5.1(b)(D)(i).

          "REMIC" means a real estate mortgage investment conduit as defined under Section 860 D(a) of the Code.

          "Rents" means all of the "Rents" defined and described in the Mortgages.

          "Required Base Debt Service Payment" means all of the Required Debt Service Payment except for that portion of the Required Debt Service Payment which consists of payments of Excess Cash Flow which may be due and payable on and after the Optional Prepayment Date.

          "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrower.

          "Revised Interest Rate" means the greater of (x) the sum of five hundred (500) basis points plus the Initial Interest Rate, and (y) as of the Optional Prepayment Date, the sum of the Nineteen Year Treasury Rate plus six hundred and sixty-five (665) basis points, such Revised Interest Rate not to exceed the Maximum Amount.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Secretary's Certificate" means, with respect to Operator, the certificate in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date.

          "Securitization" shall have the meaning provided in Section 2.14.

          "Securitization Closing Date" means the date on which a Securitization is effected.

          "Securitization Costs" shall have the meaning set forth in Section
2.14.

          "Securitization Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12.

          "Security Agreement" has the meaning provided in Section 2.11(a).

          "Security Deposit Account" has the meaning set forth in Section 2.12(a)(i).

          "Single-Purpose Entity" means a corporation, limited partnership, limited liability company or business trust which, at all times since its formation and thereafter (i) was and will be organized solely for the purpose of owning and/or operating the Facility, (ii) has not and will not engage in any business unrelated to the ownership and/or operation of the Facility, (iii) has not and will not have any assets other than (y) those related to the Facility,
(iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder or beneficial interests, or (A) as to The Classic Business Trust, amend its trust agreement or trust certificate, and (B) as to any other entity which owns or operates the Facility, amend its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), with respect to those portions of such documents relating to its compliance with the definition of "Single-Purpose Entity", without the prior written consent of Lender, which consent shall not be unreasonably withheld, and, after a Securitization, written confirmation by the Rating Agencies that a proposed amendment will not result in a downgrade, withdrawal or qualification of the then applicable ratings assigned to the securities issued in a Securitization, (v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations, (vi) if such entity is a business trust, has and will have, as its trustee, an Independent Eligible Trustee, (vii) if such entity is a corporation, at all relevant times, has and will have at least one Independent Director, (viii) the board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote, (ix) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (x) if such entity is a limited liability company, has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company, (xi) without the unanimous consent of all of the partners, directors (including without limitation all Independent Directors), members, beneficial owners or trustees, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent, (xii) has maintained and will maintain its accounts, books and records separate from any other person or entity, (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiv) has not commingled and will not commingle its funds or assets with those of any other entity, (xv) has held and will hold its assets in its own name, (xvi) has conducted and will conduct its business in its name, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xviii) has paid and will pay its own liabilities out of its own funds and assets, (xix) has observed and will observe all partnership, corporate, limited liability company or business trust formalities as applicable, (xx) has maintained and will maintain an arms-length relationship with its affiliates, (xxi) (a) if such entity owns the Facility, has and will have no indebtedness other than the Indebtedness, the FBTC Debt and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Facility which (1) do not exceed, at any time, a maximum amount of Ten Thousand Dollars ($10,000) and (2) are paid within ninety (90) days of the date incurred, or (b) if such entity operates the Facility, has and will have no indebtedness other than as permitted under this Loan Agreement and unsecured trade payables in the ordinary course of business relating to the ownership and/or operation of the Facility which (1) do not exceed, at any time, one percent (1%) of the Loan Amount and (2) are paid within ninety (90) days of the date incurred, (xxii) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxiii) has not acquired and will not acquire obligations or securities of its partners, members, beneficial owners, trustees or shareholders, (xxiv) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks, (xxv) except pursuant hereto, has not and will not pledge its assets for the benefit of any other person or entity (other than, with respect to Operator, the pledge by the Operator of Certificate A (as defined in the FBTC Loan Agreement)), (xxvi) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxvii) has not made and will not make loans to any person or entity, (xxviii) has not and will not identify its partners, members beneficial owners, trustees or shareholders, or any affiliates of any of them as a division or part of it, (xxix) if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxx) has not entered and will not enter into or be a party to, any transaction with its partners, members, beneficial owners, trustees, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxxi) has paid and will pay the salaries of its own employees from its own funds, (xxxii) has maintained and will maintain adequate capital in light of its contemplated business operations and (xxxiii) if such entity is a limited liability company, limited partnership or trust, and such entity has one or more managing members, general partners or trustees, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member, general partner or trustee, as applicable, exists and such entity's organizational documents shall contain such provision.

          "Start-Up Day" means the "start-up day," within the meaning of Section 860G(a)(9) of the Code, of any "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note.

          "Sub-Account" shall have the meaning provided in Section 2.12(c).

          "Successor Obligor" shall have the meaning provided in Section
2.11(b).

          "Survey" means, with respect to the Facility, a survey of the Facility satisfactory to Lender, prepared by a registered Independent surveyor reasonably satisfactory to Lender and Title Insurer, together with a metes and bounds legal description of the land corresponding with the survey and containing the Surveyor's Certification.

          "Surveyor's Certification" means a surveyor's certification in form and substance satisfactory to Lender in Lender's reasonable discretion.

          "Taking" means a taking or voluntary conveyance during the term hereof of all or part of the Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Facility or any portion thereof.

          "Tax Fair Market Value" means, with respect to the Facility, the fair market value of the Facility, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation (S)(S)1.860G-2 and 1.856-3(c), or is not "qualifying real property" within the meaning of Treasury Regulation
(S)1.593-11(b)(iv), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code (S) 1272(a)(4)) (the "Tax Adjusted Issue Price") of any indebtedness, other than the Loan, secured by a Lien affecting the Facility, which Lien is prior to or on a parity with the Lien created under the Mortgage.

          "Title Instruction Letter" means an instruction letter in form and substance satisfactory to Lender in Lender's sole discretion.

          "Title Insurance Policy" means, with respect to the Facility, the loan policy of title insurance for the Facility issued by Title Insurer with respect to the Facility in an amount acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage and, as to the Leasehold Estate, the Leasehold Mortgage and acceptable to Lender in Lender's reasonable discretion.

          "Title Insurer" means Lawyer's Title Insurance Company and any reinsurer reasonably required by Lender and/or any other nationally recognized title insurance company acceptable to Lender in Lender's reasonable discretion, provided, however, that the reinsurer of any Title Insurance Policy may include, in amounts reasonably acceptable to Lender, Lawyer's Title Insurance Corporation, Chicago Title Insurance Company, First American Title Insurance Company or Stewart Title Insurance Company.

          "Transaction Costs" means all fees, costs, expenses and disbursements paid or payable by Borrower relating to the Transactions, including, without limitation, all appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 8.24.

          "Transactions" means the transactions contemplated by the Loan Documents.

          "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in Borrower or the Operator), sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or Lien, whether by law or otherwise, of, on or affecting any Collateral, Borrower or the Operator, other than a Permitted Transfer.

          "Trust Agreement" means that certain Trust Agreement between the Beneficial Owner and Borrower's Trustee dated on or about the Closing Date as amended, modified and in effect from time to time.

          "Trust Company" means Wilmington Trust Company in its individual capacity.

          "Trustee Expense Monthly Installment" means one-twelfth (1/12/th/) of the Trustee's Annual Fee.

          "Trustee Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 related to the payment of amount due Borrower's Trustee under the Declaration of Trust.

          "Trustee's Annual Fee" means $6,800.00.

          "Trustee's Certificate" means a Trustee's Certificate in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date.

          "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

          "UCC Searches" has the meaning specified in Section 3.1(a)(E).

          "U.S. Obligations" means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

          "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property by any Person of any Hazardous Substance.

          "Yield Maintenance Premium" means, in the event that all or any portion of the Note is accelerated, an amount determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) equal to the excess of (i) the amount that, when added to all amounts otherwise due as a result of such acceleration (except for the Event of Default Return of Buy-Up Payment at such time), would be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the date of such acceleration of the Note) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) over (ii) the Event of Default Return of Buy-Up Payment at such time; provided, however, that under no circumstances shall the Yield Maintenance Premium be less than zero.

                                  ARTICLE II

                                 GENERAL TERMS
                                 -------------

          Section 2.1. Amount of the Loan. Lender shall lend to Borrower a total aggregate amount equal to the Loan Amount.

          Section 2.2. Use of Proceeds. Proceeds of the Loan shall be used for the following purposes: (a) to pay a portion of the acquisition costs for the Facility to be acquired by Borrower, (b) to fund any upfront reserves or escrow amounts required hereunder, and (c) to pay any Transaction Costs. Any excess will be available to Borrower and may be used for any lawful purpose.

          Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by the Mortgages, the Guaranty, the Assignments of Leases, the Assignments of Agreements, and the security interest and Liens granted in this Agreement and in the other Loan Documents.

          Section 2.4. Borrower's Note. (a) Borrower's obligation to pay the principal of and interest on the Loan (including Late Charges, Default Rate interest, and the Yield Maintenance Premium, if any), shall be evidenced by this Agreement and by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest, Late Charges, Default Rate interest and Yield Maintenance Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. Borrower shall pay all outstanding Indebtedness on the Maturity Date.

          (b) Lender is hereby authorized, at its sole option, to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges, Default Rate interest and Yield Maintenance Premium, if any, in respect thereof, which books and records shall be made available to Borrower, at Borrower's sole cost and expense on reasonable advance notice, for examination at Lender's offices.

          Section 2.5.  Principal and Interest Payments.

               (a) Accrual of Interest before the Optional Prepayment Date. Prior to the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents from (and including) the Closing Date to the Optional Prepayment Date, at the Initial Interest Rate.

               (b) Accrual of Interest on or after the Optional Prepayment Date. On and after the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Revised Interest Rate.

               (c) Monthly Base Payments of Principal and Interest. On each Payment Date, Borrower shall pay to Lender a monthly constant payment of principal and interest as indicated on Exhibit B, which payment is based on the Initial Interest Rate and an amortization schedule equal to three hundred and sixty (360) months (calculated on the basis of a calendar year consisting of twelve thirty day months). Each payment required to be made by Borrower pursuant to this Section 2.5(c) is hereinafter sometimes referred to as a "Base Payment."

               (d) Payments of Excess Cash Flow. On and after the earlier to occur of (i) the Optional Prepayment Date or (ii) at Lender's sole election, upon the occurrence of an Event of Default hereunder, any date on or after the occurrence of such Event of Default, in addition to the Base Payment, Borrower shall pay to Lender all Excess Cash Flow to be applied as described in Section 2.8.

               (e) Payments of Excess of Revised Interest Rate Over Initial Interest Rate. To the extent, for any period, that accrued interest at the Revised Interest Rate exceeds interest required to be paid hereunder for such period at the Initial Interest Rate (such amount, the "Accrued Interest"), Borrower shall only be required to pay such Accrued Interest after the outstanding principal balance of the Note has been paid in full. Unpaid Accrued Interest shall accrue interest at the Revised Interest Rate and shall be computed based on the actual number of days elapsed in each year over a 360-day year.

               (f) Payment Dates. All payments required to be made pursuant to paragraphs (a) through (e) above shall be made beginning on the first Payment Date immediately after the end of the second Interest Accrual Period; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Closing Date.

               (g) Calculation of Interest. Interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall accrue on Accrued Interest commencing on the first Payment Date following the Optional Prepayment Date. Interest shall be computed on the actual number of days elapsed in each year over a 360-day year.

               (h) Default Rate Interest. Upon the earlier to occur of a Late Payment or an Event of Default, if any, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate.

               (i) Late Charge. If Borrower fails to make any payment of any sums due under the Loan Documents after the same is due, and the same remains unpaid after the expiration of any applicable cure period, if any, Borrower shall pay a Late Charge.

               (j)  Maturity Date.  Subject to the last sentence of Section
8.37. On the Maturity Date Borrower shall pay to Lender all amounts owing under the Loan Documents, including without limitation, interest, principal, Late Charges, Default Rate interest, Accrued Interest, any Yield Maintenance Premium and the Event of Default Return of Buy-Up Payment. The Yield Maintenance Premium and Event of Default Return of Buy-Up Payment shall only be due and payable on the date of acceleration of the Note.

               (k) Cash Management Fees. After the occurrence of a Cash Management Event, a fee shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at a rate of
 .015% per annum, which fee shall be paid, by Borrower to Lender, on each Payment Date, for the Interest Accrual Period immediately preceding such Payment Date.

          Section 2.6.  Voluntary Defeasance.

               (a) Provided that no Event of Default has occurred and is then continuing, on and after the date which is two years after the Start-Up Day (but only before the Optional Prepayment Date), Borrower may voluntarily defease (A) all of the Loan or (B) a portion of the Loan, but only pursuant to Section 5.1(b)(P); provided, that, for any defeasance, Borrower must comply with Section 2.11.

               (b) In the event of any such voluntary defeasance Borrower shall give Lender written notice of its intent to defease, which notice shall be given at least ten (10) days, in the case of a defeasance pursuant to Section 5.1(b)(P), and at least thirty (30) days, in all other cases, prior to the date upon which defeasance is to be made and shall specify the Payment Date and the amount of such defeasance. If any such notice of defeasance is given, Borrower shall be required to defease the Loan or a portion thereof pursuant to Section 5.1(b)(P) on the specified Payment Date (unless such notice is revoked by Borrower prior to the Payment Date specified therein in which event Borrower shall immediately reimburse Lender within ten (10) calendar days after demand for any reasonable costs incurred by Lender in connection with Borrower's giving of such notice and revocation).

               (c) Any voluntary defeasance of the Loan by Borrower is required to be made on a Payment Date.

               (d) Borrower shall not be permitted at any time to defease all or any part of the Loan except as expressly provided in this Section 2.6.

          Section 2.7.  Prepayment.  (a) On and after the earlier to occur of
(i) the Optional Prepayment Date or (ii) at Lender's sole election, upon the occurrence and during the continuance of an Event of Default hereunder, any date on or after such Event of Default, in addition to all other payments required hereunder, Borrower shall pay and use all Excess Cash Flow to prepay the Loan on each Payment Date in accordance with Section 2.12(g) and Section 2.8 and, after payment in full of the Principal Indebtedness (but not Accrued Interest or interest thereon) to pay Accrued Interest and interest thereon and all other amounts then owing.

               (b) If Borrower is required by Lender under the provisions of the Mortgage to prepay the Loan or any portion thereof (i) in the event of damage to or destruction of all or any portion of the Facility, Borrower shall
(A) prepay the Loan in an amount equal to the Casualty Prepayment Amount and (B) with respect to any such event, also pay to Lender, for Lender's own account, an amount equal to the Casualty Return of Buy-Up Payment or (ii) in the event of a Taking of all or any portion of the Facility, Borrower shall (A) prepay the Loan in an amount equal to the Condemnation Prepayment Amount and (B) with respect to any such event, also pay to Lender, for Lender's own account, an amount equal to the Condemnation Return of Buy-Up Payment. There shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason of a prepayment described in this Section 2.7(b).

               (c) On and after the Optional Prepayment Date, Borrower may voluntarily prepay the Loan in whole or, if no Event of Default has occurred and is continuing, in part, and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason thereof.

               (d) All prepayments made pursuant to this Section 2.7 shall be applied in accordance with the provisions of Section 2.8.

               (e) Any prepayment of the Loan by Borrower is required to be made on a Payment Date.

               (f) Borrower shall not be permitted at any time to prepay all or any part of the Loan except as expressly provided in this Section 2.7.

          Section 2.8. Application of Payments. Prior to the occurrence and continuance of an Event of Default, all proceeds of any repayment, including prepayments, of the

Loan shall be applied to pay: first, any costs and expenses of Lender, including, without limitation, the Lender's reasonable attorney's fees and disbursements actually arising as a result of such repayment or reasonably expended by Lender to protect the Collateral; second, accrued and unpaid interest at the Initial Interest Rate; third, to the Principal Indebtedness (but not to Accrued Interest or interest thereon); fourth, to Accrued Interest and interest accrued thereon; and fifth, any other amounts then due and owing under the Loan Documents; provided, however, that any payment of the Casualty Return of Buy-Up Payment, the Condemnation Return of Buy-Up Payment, or the Event of Default Return of Buy-Up Payment shall be for Lender's own account to be applied in any manner Lender determines in its discretion. After the occurrence and during the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral shall, unless otherwise provided in the Mortgages, be applied to amounts which Borrower is obligated to pay under the Loan Documents in such order and in such manner as Lender shall elect in its sole discretion.

          Section 2.9.  Payment of Debt Service, Method and Place of Payment.
               (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

               (b) All payments made by Borrower hereunder or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

               (c) Unless a Cash Management Event has occurred and is continuing, Borrower shall pay to the Lender or its designee, on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Capital Reserve Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date. If a Cash Management Event has occurred and is continuing, the Collection Account Bank, shall transfer to Lender all amounts due under the Loan Documents (and all other amounts in the Collection Account pursuant to the Collection Account Agreement and Section 2.12 hereof).

          Section 2.10. Taxes. All payments made by Borrower under this Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

          Section 2.11. Defeasance Requirements. (a) Subject to Section 2.6, the Loan may be defeased (A) in whole, or (B) in part, but only pursuant to
Section 5.1(b)(P); provided that Operator: (i) provides, in the case of a defeasance pursuant to Section 5.1(b)(P), not less than ten (10) days', and, in all other cases, not less than thirty (30) days prior written notice to the Lender specifying a Payment Date (the "Defeasance Release Date") on which the payments provided in clauses (ii) and (iii) below are to be made and the deposit provided in clause (iv) below is to be made, (ii) pays all interest accrued and unpaid on the Principal Indebtedness to and including the Defeasance Release Date, (iii) pays all other sums then due and payable under the Loan Documents,
(iv) deposits with the Lender an amount equal to the Defeasance Deposit, (v) intentionally omitted, (vi) intentionally omitted, and (vii) delivers to the Lender (A) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority perfected Lien on the deposits required pursuant to this Section and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section (the "Security Agreement"), (B) for execution by the Lender, a release of the Mortgaged Property from the liens of the Mortgages and the Assignments of Leases and the other Loan Documents (including, without limitation, liens on fixtures) in a form appropriate for the jurisdiction in which the Mortgaged Property is located, (C) an Officer's Certificate of Operator certifying that the requirements set forth in this Section have been satisfied, (D) an opinion of counsel from Borrower's or Operator's counsel in form and substance reasonably satisfactory to the Lender stating, among other things, (x) that, without qualification, the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a first priority perfected security interest on the deposits required pursuant to this Section and a first priority perfected lien on the U.S. Obligations and the proceeds thereof purchased hereunder and (y) that the defeasance will not adversely affect the status of any REMIC formed in connection with a Securitization, and (E) such other certificates, documents or instruments as the Lender may reasonably request including, without limitation,
(x) written confirmation from the relevant Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with any Securitization and (y) a certificate from an Independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Loan Agreement. The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day preceding the date on which payments under the Note are due and payable and the proceeds thereof shall be payable directly to the Cash Collateral Account. In connection with the foregoing, Borrower and Operator each appoints the Lender as its agent for the purpose of applying the amounts delivered pursuant to clause (iv) above to purchase U.S. Obligations. Notwithstanding anything in this Agreement to the contrary, in the event the Yield Maintenance Premium is due as a result of the acceleration of the Indebtedness after the occurrence of an Event of Default, Lender shall have the right to receive and collect the Yield Maintenance Premium but shall have no obligation to purchase U.S.

Obligations or otherwise comply with this Section 2.11. Upon a complete defeasance of the Loan in accordance with this Section 2.11 and subject to
Section 2.11(c), Lender's recourse shall be limited to the U.S. Obligations purchased with the Defeasance Deposit and the proceeds thereof.

               (b) Upon compliance with the requirements of this Section 2.11 in the event of a total defeasance of the Loan, the Mortgaged Property as to which the defeasance has been consummated shall be released from the liens of the Mortgages and all other Collateral which has been pledged as security for the Loan shall be released from all the other Loan Documents. In connection with a defeasance of the Loan, Borrower may be required by Lender to assign its obligations under the Note, the other Loan Documents and the Security Agreements together with the pledged U.S. Obligations to such other entity or entities established or designated by Lender (the "Successor Obligor"). Such Successor Obligor shall assume the obligations under the Note, the other Loan Documents and the Security Agreements and, upon such assignment Borrower and Operator shall be relieved of their respective obligations thereunder.

               (c) Nothing in this Section 2.11 shall release Operator from any liability or obligation relating to any environmental matters arising under Sections 4.1(d)(U) or 5.1(b)(D)-(I), inclusive, hereof.

          Section 2.12. Central Cash Management. (a) Collection Account and Security Deposit Account.

               (i) Borrower and Operator shall open and maintain at the Collection Account Bank two (2) trust accounts (the "Collection Account" and the "Security Deposit Account", respectively).

               (ii) The Collection Account shall be assigned an identification number by the Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of Brookdale Living Communities of Florida, Inc., d/b/a The Classic at West Palm Beach/Collection Account." Borrower and Operator shall not have any right of withdrawal from the Collection Account. Operator shall direct all tenants and subtenants of the Facility to deposit all lease payments, Rents, Moneys and other items of Gross Revenue (other than security deposits) directly into the Collection Account and shall cause all relevant checks to be made payable to the name of the Collection Account. Without in any way limiting Borrower's or Operator's obligations pursuant to the preceding two (2) sentences, Borrower and Operator shall deposit directly into the Collection Account all Rents, Moneys or other items of Gross Revenue (other than security deposits and, prior to a Cash Management Event, the FBTC Basic Rent and Lessor Basic Rent (each as defined in the Operator Lease)) received by

     Borrower or Operator in violation or contradiction of the preceding two (2) sentences within one (1) Business Day after receipt thereof.

               (iii) The Security Deposit Account shall be assigned an identification number by the Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of Brookdale Living Communities of Florida, Inc., d/b/a The Classic at West Palm Beach/Security Deposit Account." Borrower will direct the Operator to, and the Operator shall, deposit all security deposits with respect to the Facility directly into the Security Deposit Account and shall cause all relevant checks to be made payable to the name of the Security Deposit Account. Without in any way limiting the obligations of Borrower or Operator pursuant to the preceding sentence, Borrower and Operator shall deposit directly into the Security Deposit Account all security deposits received by Borrower or Operator in violation or contradiction of the preceding sentence, within one (1) Business Day after receipt thereof. Borrower and Operator shall not have any right of withdrawal from the Security Deposit Account except that, prior to the occurrence of an Event of Default, Operator may withdraw funds from the Security Deposit Account in accordance with the Collection Account Agreement. Operator may designate a new financial institution to serve as a Collection Account Bank if approved by Lender in Lender's reasonable discretion. If any Collection Account Bank resigns pursuant to the terms of any Collection Account Agreement, Operator shall replace such Collection Account Bank with a bank and documentation acceptable to Lender prior to the date that such resignation becomes effective pursuant to such Collection Account Agreement.

               (iv) Any breach of this Section by Borrower or Operator shall be an Event of Default

               (b) Payments. Prior to the occurrence of a Cash Management Event, Borrower shall pay to Lender or Lender's designee or to an account identified by Lender or Lender's designee on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Capital Reserve Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date. After the occurrence of a Cash Management Event, pursuant to the Collection Account Agreement between the Collection Account Bank, Borrower and Lender (the "Collection Account Agreement"), Borrower and Operator will authorize and direct the Collection Account Bank to transfer on a daily basis all funds deposited in the Collection Account for the Facility to Lender or Lender's designee to be held in an Eligible Account established by Lender or Lender's designee (the "Cash Collateral Account"). Notwithstanding the foregoing, in the event funds in the Collection Account are being transferred to the Cash Collateral Account as described in the foregoing sentence due to the occurrence of a Cash Management Event described in clauses (i) through (iv) of the definition of the term "Cash Management Event", on the date which is twelve
(12) months after the occurrence of such Cash Management Event and provided no Cash Management Event exists on such date, the funds shall not be transferred to Lender or Lender's designee for deposit into the Cash Collateral Account but shall be transferred to an account designated by Borrower until a Cash Management Event occurs in which event the funds in the Collection Account shall be transferred to the Cash Collateral Account pursuant to the foregoing sentence. The Cash Collateral Account shall be under the sole dominion and control of Lender. Neither Borrower nor Operator shall have any right of withdrawal in respect to the Cash Collateral Account.

               (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain a Debt Service Payment Sub-Account, a Basic Carrying Costs Sub-Account, a Capital Reserve Sub-Account, a Securitization Expense Sub-Account, an Operating Expense Sub-Account, Trustee Expense Sub-Account and a FBTC Payment Sub-Account each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Loan Agreement.

               (d) Permitted Investments. Upon the written request of Operator, which request may be made once per Interest Accrual Period, Lender shall direct (x) the Cash Collateral Account Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Operator and (y) the Collection Account Bank to invest and reinvest any balance in the Security Deposit Account from time to time in Permitted Investments as instructed by Operator, to the extent permitted by local law; provided, however, that (i) if Operator fails to so instruct Lender, or if an Event of Default shall have occurred, Lender may direct the Cash Collateral Account Bank and the Collection Account Bank, as applicable, to invest and reinvest such balance in Permitted Investments as Lender shall determine in Lender's sole discretion, (ii) the maturities of any Permitted Investment on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender; (iv) no Permitted Investment shall be made unless Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken;
(v) Lender shall only be required to follow the investment instructions which were most recently received by Lender and Borrower and Operator shall be bound by such last received investment instructions; and (vi) any written request from Operator containing investment instructions shall contain an Officer's Certificate from Operator (which may be conclusively relied upon by Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the

Cash Collateral Account and the Security Deposit Account shall at all times be invested in Permitted Investments. All funds in the Security Deposit Account and the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in such accounts for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Security Deposit Account or the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Operator's request other than after the occurrence of an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower, Operator and Lender agree that Operator shall include all such earnings and losses (other than those for Lender's account in accordance with the immediately preceding sentence) on the Cash Collateral Account as income of Operator for federal and applicable state tax purposes. Borrower shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments.

          (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Security Deposit Account or the Cash Collateral Account, as applicable, and shall be subject to allocation and distribution like any other monies deposited therein.

          (f) Payment of Basic Carrying Costs, Debt Service, Capital Improvement Costs, Securitization Expenses, Operating Expenses, Trustee Fees and FBTC Required Quarterly Payment.

          (i) Payment of Basic Carrying Costs. At least five (5) Business Days prior to the due date of any Basic Carrying Cost, and not more frequently than once each Interest Accrual Period, Operator shall notify Lender in writing and request that Lender pay such Basic Carrying Cost on behalf of Borrower and Operator on or prior to the due date thereof. Together with each such request, Operator shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost is then due. Lender shall make such payments out of the Basic Carrying Cost Sub-Account before the same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

          (ii) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender's own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the applicable Payment Date. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date.

          (iii) Payment of Capital Improvement Costs. Not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is continuing, Operator may notify Lender in writing and request that Lender release to Operator or its designee funds out of the Capital Reserve Sub-Account to the extent funds are available therein for payment of Capital Improvement Costs. Together with each such request, Operator shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid. If Lender approves of such Capital Improvement Costs, Lender shall release the funds to Operator or its designee within ten (10) Business Days of Lender's receipt of Operator's written request. Upon completion of the repairs and environmental remediation to the Facility itemized on Exhibit C hereto, Operator may provide Lender with the documentation described in this paragraph and subject to the terms set forth in this paragraph, Lender shall release the remainder of the Initial Capital Reserve Amount, to the extent such funds have not been released to Operator.

          (iv) Payment of Securitization Expenses. To the extent funds are available therein to pay the amounts for which Operator or Borrower is responsible pursuant to Section 2.14, Lender may release funds out of the Securitization Expense Sub-Account to (a) pay such amounts or, (b) after Lender has paid all of the amounts for which Borrower is responsible pursuant to Section 2.14, provided no Event of Default has occurred and is then continuing, to remit to Operator all amounts remaining in the Securitization Expense Sub-Account.

          (v) Payment of Operating Expenses.   On and after the Optional
     Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is then continuing, Lender shall direct the Cash Collateral Account Bank to, within five (5) Business Days of Lender's receipt of an Operating Expense Certificate from Operator, such Operating Expense Certificate to be delivered by Operator not more frequently than once each Interest Accrual Period, transfer funds to Operator or its designee out of the Operating Expense Sub-Account to the extent that there are funds available therein in an amount not to exceed the amount stated in the Operating Expense Certificate up to the Operating Expense Monthly Installment. Together with each such Operating Expense Certificate, Operator shall furnish Lender with an Officer's Certificate stating that all operating expenses from the second previous Interest Accrual Period and all Interest Accrual Periods prior thereto have been paid in full and that such amounts are then due or have been paid.

          (vi) Extra Funds for Operating Expenses. On and after the Optional Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is continuing if in a given Interest Accrual Period, the Operator requires amounts in excess of the Operating Expense Monthly Installment ("Extra Funds"), Operator, at the time it delivers the Operating Expense Certificate, may deliver a written request to Lender for a disbursement of Extra Funds stating the amount of such Extra Funds and the purpose for which such amount is intended with attachments of copies of bills and other documentation as may be required by Lender to establish that such Operating Expenses are reasonable and that such amounts are then due or expected to become due in that month. If Lender approves of such costs (such approval not to be unreasonably withheld), Lender shall release the funds to Operator or its designee within ten (10) Business Days of Lender's receipt of Operator's written request.

          (vii) Reconciliation. Operator shall furnish Lender monthly, on each Payment Date on and after the Optional Prepayment Date, a budget variance report reconciling the Operating Expenses shown on the Annual Operating Budget with requested disbursements for payment of Operating Expenses pursuant to Section 2.12(f).

          (viii) Payment of Trustee Expenses. Borrower or Borrower's Trustee may notify Lender in writing and request Lender to pay to Borrower's Trustee funds out of the Trustee Expense Sub-Account for the payment of amounts due to Borrower's Trustee under the Trust Agreement. Lender shall release such funds to Borrower's Trustee within five (5) Business Days of the written request for such amounts (which written request shall be accompanied by such documentation as Lender may reasonably request).

          (ix) Payment of FBTC Required Quarterly Payment. Provided that no Event of Default has occurred and is continuing, on each FBTC Payment Date during the term of the Operator Lease, Lender shall transfer to Borrower by wire transfer pursuant to instructions given to Lender by Borrower from the FBTC Payment Sub-Account an amount equal to the FBTC Required Quarterly Payment for such FBTC Payment Date plus any FBTC Required Quarterly Payment that was due and owing on any previous FBTC Payment Date which was not paid (and any interest payable thereon pursuant to the Operator Lease) to FBTC to the extent that there are funds available in the FBTC Payment Sub-Account.

          (g) Monthly Funding of Sub-Accounts.  During each Interest Accrual

Period and except as provided below, during the term of the Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Lender shall allocate all funds then on deposit (irrespective of whether such funds were transferred by the Collection Account Bank to the Cash Collateral Account Bank or by Borrower to the Lender pursuant to Section 2.9(c)) in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

          (i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

          (ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Base Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

          (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Capital Reserve Sub-Account;

          (iv) fourth, to the Securitization Expense Sub-Account, provided, however, that only the Initial Securitization Expense Amount shall be allocated to the Securitization Sub-Account;

          (v) fifth, to the Trustee Expense Sub-Account until an amount equal to the Trustee Expense Monthly Installment has been allocated to the Trustee Expense Sub-Account;

          (vi) sixth, on and after the Optional Prepayment Date, or at Lender's sole election, upon the occurrence of an Event of Default, any date on or after the occurrence of such Event of Default and during the continuance thereof, to the Operating Expense Sub-Account, until an amount equal to the Operating Expense Monthly Installment for the Current Interest Accrual Period has been allocated to the Operating Expense Sub-Account; and

          (vii) seventh, provided that no Event of Default has occurred and is continuing, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after
     (A) the minimum amounts set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Operator to be prudent for working capital, Capital Improvement Costs and other Borrower or Operator costs, which levels shall be reasonably satisfactory to Lender, in Lender's reasonable discretion, prior to the Optional Prepayment Date, to the FBTC Payment Sub-Account, until an amount equal to the FBTC Required Quarterly Payment for the next FBTC Payment Date plus any FBTC Required Quarterly Payment that was due and owing on any previous FBTC Payment Date (plus interest payable thereon pursuant to the Operator Lease) which was not paid to FBTC has been allocated to the FBTC Payment Sub-Account;

          (viii) eighth, provided that (i) no Event of Default has occurred and is continuing and (ii) Lender has received all financial information described in Sections 5.1(a)(Q) and 5.1(b)(Q) for the most recent periods for which the same are due, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses (i),
     (ii), (iii), (iv), (v), (vi) and (vii) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto, shall be disbursed by Lender on the first Payment Date after the end of the then Current Interest Accrual Period, at Borrower's expense, to such account that Operator may request in writing. Lender and its agents shall not be responsible for monitoring Operator's use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts. Notwithstanding anything in this Agreement to the contrary, on and after the Optional Prepayment Date, any amounts deposited into or remaining in the Cash Collateral Account after (A) the minimum amounts set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Operator to be prudent for working capital, Capital Improvement Costs and other Borrower or Operator costs, which levels shall be reasonably satisfactory to Lender, in Lender's reasonable discretion (the "Excess Cash Flow"), shall be allocated to the Debt Service Sub-Account and be applied by Lender on each Payment Date in accordance with
     Section 2.8 and shall not be disbursed to Borrower or Operator; and further provided, however, that if an Event of Default has occurred and is continuing any amounts deposited into or remaining in the Cash Collateral Account shall be for the account of Lender and may be withdrawn by Lender to be applied to amounts payable by Borrower and/or Operator under the Loan Documents in any manner as Lender may elect in Lender's sole discretion.

          If an Event of Default has occurred and is continuing or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay such deficiency. In the event that Lender elects to apply funds of any such Sub-Account to pay any Required Base Debt Service

Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within two (2) Business Day after notice of such withdrawal, an Event of Default shall exist hereunder. Notwithstanding anything contained herein to the contrary, Borrower shall deposit on the Closing Date (i) the Initial Basic Carrying Costs Amount into the Basic Carrying Costs Sub-Account,
(ii) the Initial Capital Reserve Amount into the Capital Reserve Sub-Account and
(iii) the Initial Securitization Expense Amount into the Securitization Expense Sub-Account.

          (h) Condemnation Proceeds and Insurance Proceeds. In the event of a Taking with respect to the Facility, Borrower and Operator shall cause all the proceeds in respect of any Taking ("Condemnation Proceeds") to be paid to the Lender who shall, except as otherwise provided in the second succeeding sentence or in Section 2.12(c) of the Mortgage or the Leasehold Mortgage, apply such Condemnation Proceeds to reduce the Indebtedness in accordance with Section 2.7 and Section 2.8. In the event of a casualty with respect to the Facility, except as otherwise provided in the next sentence or in Section 2.5 of the Mortgage or the Leasehold Mortgage, Borrower and Operator, as applicable, shall cause all Proceeds of any insurance policy maintained by either Borrower or Operator, as applicable ("Insurance Proceeds") to be paid to the Lender who shall apply such Insurance Proceeds to reduce the Indebtedness in accordance with Section 2.7 and
Section 2.8. All Insurance Proceeds received by Borrower, Operator or Lender in respect of business interruption coverage and all Condemnation Proceeds received in respect of a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rents (other than security deposits) received from Borrower and/or Operator with respect to the ownership and/or operation of the Facility; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank, and Lender shall estimate the number of months required for Operator to restore the damage caused by the casualty to the Facility or that the Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such casualty or temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. Any Insurance Proceeds or Condemnation Proceeds made available to Operator for restoration or repair in accordance herewith and with the Mortgage or Leasehold Mortgage, to the extent not used by Operator in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Operator.

          (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of Section 2.12(f), Borrower and Operator shall pay all Basic Carrying Costs with respect to themselves and the Facility in accordance with the provisions of the Mortgages, subject, however, to Borrower's and Operator's rights to contest payment of same in accordance with the Mortgages. The obligation of Borrower and Operator to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation in connection with the Loan to pay any property taxes or other Impositions or which otherwise adversely affect Lender's interests. In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the outstanding Indebtedness shall, at the sole option of Lender, become due and payable on the date that is 120 days after such change in law without payment of a Yield Maintenance Premium and failure to pay such amounts on the date due shall be an Event of Default. Should an Event of Default have occurred and be continuing, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender to amounts Borrower and/or Operator is obligated to pay under the Loan Documents in any manner as Lender in its sole discretion may determine.

          Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, each of Borrower and Operator hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

          (i) all of the right, title and interest of Borrower and Operator in the Cash Collateral Account (including all Sub-Accounts) and all Money (except to the extent funds therein constitute any FBTC Required Quarterly Payment) and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account;

          (ii) all of the right, title and interest of Borrower and Operator in the Collection Account and Security Deposit Account and all Money, if any, from time to time deposited or held in the Collection Account and Security Deposit Account;

          (iii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

          (iv) to the extent not covered by clauses (i), (ii), or (iii) above, all Proceeds and products of any or all of the foregoing.

          (b) Covenants. (A) Borrower covenants that (i) all Rents (as defined in the Mortgage) and Money received by Borrower, shall be deposited by Borrower directly into the Collection Account or the Security Deposit Account, as applicable, in accordance with Section 2.12(a) (provided, however, Lessor Basic Rent, FBTC Basic Rent and any Supplemental Rent (as each such term is defined in the Operator Lease) to which Borrower is entitled shall not be deposited in the Collection Account) and (ii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Operator or any Person to open) any other account for the collection of Rents (as defined in the Mortgage), Money or other items of Gross Revenue, other than a replacement Collection Account or Security Deposit Account approved by Lender in Lender's reasonable discretion.

               (B) Operator covenants that (i) all Rents (as defined in the Leasehold Mortgage) and Money received by Operator shall be deposited by Operator directly into the Collection Account or the Security Deposit Account, as applicable, in accordance with Section 2.12(a) and (ii) so long as any portion of the Indebtedness is outstanding, Operator shall not open any other account for the collection of Rents (as defined in the Leasehold Mortgage), Money or other items of Gross Revenue, other than a replacement Collection Account or Security Deposit Account approved by Lender in Lender's reasonable discretion.

          (c) Instructions and Agreements. On or before the Closing Date, Borrower and Operator will submit to the Collection Account Bank for the Facility a Collection Account Agreement to be executed by the Collection Account Bank.

          (d) Financing Statements; Further Assurances. Borrower and Operator will execute and deliver to Lender for filing financing statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Each of Operator and Borrower agrees that at any time and from time to time, at the expense of Borrower and/or Operator, Borrower and Operator shall promptly execute and deliver all further instruments, and take all further action, that Lender may request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Account Collateral.

          (e) Transfers and Other Liens. Each of Borrower and Operator agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

          (f) Lender's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto other than the gross negligence or willful misconduct of Lender or its agents, employees or bailees. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's acknowledging receipt of, any wire transfer from the Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees other than for gross negligence or willful misconduct of Lender or its agents, employees or bailees.

          (g) Lender Appointed Attorney-In-Fact. Each of Borrower and Operator, respectively, hereby irrevocably constitutes and appoints Lender as Borrower's and Operator's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower and Operator with respect to the Account Collateral, and do in the name, place and stead of Borrower and Operator, all such acts, things and deeds for and on behalf of and in the name of Borrower and Operator with respect to the Account Collateral, which Borrower and Operator could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (h) Continuing Security Interest; Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness or a total defeasance of the Loan in accordance with Section
2.11. Upon payment in full of the Indebtedness or total defeasance of the Loan in accordance with Section 2.11, each of Borrower and Operator shall be entitled to the return, upon their request and at their expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such instruments and documents as may be reasonably requested by Borrower or Operator to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrower shall pay within ten (10) calendar days following written demand all of Lender's expenses in connection therewith.

          Section 2.14. Securitization. Each of Operator and Borrower hereby acknowledges that Lender, its successors or assigns, may sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which may be rated by the Rating Agencies (each, a "Securitization"; collectively, the "Securitizations"). Each of Operator and Borrower, respectively, agrees that it shall reasonably cooperate with Lender and use its best efforts to facilitate the consummation of each Securitization including, but not limited to, by (a) amending or causing the amendment of this Agreement, and the other Loan Documents, and executing such additional documents including amendments to Borrower's or Operator's organizational documents (provided such additional documents and amendments do not materially expand Borrower's or Operator's economic obligations hereunder) and preparing financial statements as requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending securitized transactions having or seeking ratings the same as those then being sought in connection with the relevant Securitization and; (b) promptly and reasonably providing such information as may be reasonably requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws. Operator, additionally agrees that it shall further reasonably cooperate with Lender by (a) providing in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate
(x) certifying that Operator has carefully examined sections of the memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations," "Description of the Mortgage Loan" and "The Underlying Mortgaged Property," "The Operator," "Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) insofar as they relate to Borrower or Operator, their respective Affiliates, the Loan or the Facility do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, provided, however, that Operator shall not be required to indemnify Lender for any losses relating to untrue statements or omissions which Operator identified to Lender in writing at the time of Operator's examination of such memorandum or prospectus as applicable, and (y) indemnifying Lender (and its officers, directors, partners, employees, affiliates and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), the Issuer and the Advisor for any losses, claims, damages, costs, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (other than those relating to untrue statements or omissions which Operator identified to Lender in writing at the time of Operator's examination of the relevant portions of such prospectus or memorandum) (the foregoing liabilities for which Operator is responsible as described in this clause (y), collectively, the "Liabilities") to which any of them may become subject (i) insofar as the Liabilities arise directly out of or are based directly upon any untrue statement or alleged untrue statement of any material fact relating to Operator, Borrower, their respective Affiliates, the Loan, the Facility, or any aspect of the subject financing or the parties directly involved therein contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (ii) as a result of any untrue statement of material fact in any of the financial statements of Operator or Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to Borrower, Operator, their respective Affiliates, the Facility, the Loan, and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Operator shall have had an opportunity to review and comment upon the relevant portions of such documents and Operator's comments thereon have been incorporated therein or otherwise addressed to Operator's reasonable satisfaction; and (z) agreeing to reimburse Lender, the Issuer and the Advisor for any legal or other expenses reasonably incurred by Lender, the Issuer and the Advisor in connection with investigating or defending the Liabilities; (b) causing to be rendered such customary opinion letters as shall be reasonably requested by the Rating Agencies for other securitizations having or seeking ratings comparable to that then being sought for the relevant Securitization; (c) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other securitized transactions having or seeking the same rating as is then being sought for the Securitization; (d) providing such information regarding the Collateral as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC; and (e) providing any other information and materials required in the Securitization process. Subject to Lender's application of funds in the Securitization Expense Sub-Account, Operator agrees to pay on the Securitization Closing Date and, if earlier, within thirty (30) days after the incurrence thereof, within ten (10) calendar days following demand, all of Operator's pro rata share of reasonable out-of-pocket costs of Lender (and not previously reimbursed by Borrower or Operator) in connection with the Securitization (or any attempt to securitize the Loan), including, without limitation, the cost of preparing a private placement memorandum or prospectus, Rating Agency fees and expenses (including ongoing surveillance fees), legal fees and disbursements (including without limitation, in connection with the rendering of legal opinions), third party due diligence expenses, including appraisals, engineering reports and environmental reports, the fees and expenses of any trustee, servicer or special servicer, including any ongoing servicing or special servicing fees, and the cost of market studies and SEC filing fees (collectively, "Securitization Costs"), provided, however, that Operator's liability for Securitization Costs shall not exceed the Initial Securitization Expense Amount. Each of Borrower and Operator acknowledges and agrees that the Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Securitization.

          Section 2.15. Supplemental Mortgage Affidavits. The Liens to be created by the Mortgages are intended to encumber the Facility described therein to the full extent of Borrower's obligations under the Loan Documents. As of the Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.

                                  ARTICLE III

                             CONDITIONS PRECEDENT
                             --------------------

          Section 3.1. Conditions Precedent to the Making of the Loan. (a) As a condition precedent to the making of the Loan, Borrower shall have satisfied the following conditions (unless waived by Lender in accordance with Section 8.4) with respect to the Facility on or before the Closing Date:

          (A)  Loan Documents.

               (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

               (ii) Note. Borrower shall have executed and delivered to Lender the Note.

               (iii) Mortgages. Borrower shall have executed and delivered to Lender the Mortgage and Operator shall have executed and delivered to Lender the Leasehold Mortgage and such Mortgages shall have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to a title agent for such recordation.

               (iv) Assignments of Leases. Borrower shall have executed and delivered to Lender the Assignment of Leases - Borrower and Operator shall have executed and delivered to Lender the Assignment of Leases - Operator and the Assignments of Leases shall have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to a title agent for such recordation.

               (v) Assignments of Agreements. Borrower shall have executed and delivered to Lender the Assignment of Agreements - Borrower and Operator shall have executed and delivered to Lender the Assignment of Agreements -Operator and the Assignments of Agreements shall, to the extent prudent pursuant to local practice, have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to a title agent for such recordation.

               (vi) Financing Statements. Borrower and Operator shall have executed and delivered to Lender all financing statements required by Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

               (vii)   Intentionally deleted.

               (viii)  Intentionally deleted.

               (ix) Environmental Guaranty. The Parent shall have executed and delivered to Lender the Environmental Guaranty.

               (x)     Intentionally deleted.

               (xi) Guaranty. Operator shall have executed and delivered the Guaranty and executed copies of such agreement shall have been delivered to Lender.

               (xii) Collection Account Agreement. Borrower, Operator and the Collection Account Bank shall have executed and delivered the Collection Account Agreement and shall have delivered an executed copy of such agreement to Lender.

          (B) Opinions of Counsel. Lender shall have received from counsel reasonably satisfactory to Lender, legal opinions in form and substance satisfactory to Lender in Lender's reasonable discretion (including without limitation, bankruptcy opinions regarding Borrower and Operator). All such legal opinions will be addressed to Lender and the Rating Agencies, dated as of the Closing Date, and in form and substance reasonably satisfactory to Lender, the Rating Agencies and their counsel. Each of Borrower and Operator hereby instructs any of the foregoing counsel, to the extent that such counsel represents Borrower or Operator, to deliver to Lender such opinions addressed to Lender and the Rating Agencies.

          (C) Secretary's, Trustee's and Beneficial Owner's Certificates. Lender shall have received a Beneficial Owner's Certificate with respect to Beneficial Owner, a Secretary's Certificate with respect to Operator and a Trustee's Certificate from Borrower's Trustee.

          (D) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of the Facility of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Mortgages. Such certificates shall indicate that Lender is an additional insured as its interests may appear and, to the extent required by the Mortgages, shall contain a loss payee endorsement in favor of Lender with respect to the property policies required to be maintained under the Mortgages and the other policies required to be maintained hereunder. All insurance policies required to be maintained hereunder shall be maintained from the Closing Date throughout the term of this Agreement in the types and amounts required hereunder and under the Mortgages.

          (E) Lien Search Reports. Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender. Such searches shall have been received in relation to the owner of the Facility immediately prior to the Borrower's acquisition of the Facility, Borrower, Operator and each equity owner in Borrower and Operator as well as under any "doing business as" or "also known as" names of such entities. Such searches shall have been conducted in each of the locations designated by Lender in Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

          (F) Title Insurance Policy. Lender shall have received (i) a Title Insurance Policy or a marked up commitment (in form and substance reasonably satisfactory to Lender in Lender's reasonable discretion) from Title Insurer to issue the Title Insurance Policy and (ii) a fully executed copy of the Title Instruction Letter from the Title Insurer.

          (G) Environmental Matters. Lender shall have received an Environmental Report with respect to the Facility, addressed to Lender, which Environmental Report shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content reasonably acceptable to Lender, such Environmental Report to be conducted by an Independent environmental Engineer.

          (H) Consents, Licenses, Approvals. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower under, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          (I) Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy reflecting the use of the Facility as of the Closing Date), opinions, documents and instruments (including without limitation, written proof from the appropriate Governmental Authority regarding the zoning of the Facility in form and substance reasonably satisfactory to Lender in Lender's reasonable discretion) relating to the Loan as may have been reasonably requested by Lender and all other documents and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender. Borrower shall provide Lender with information reasonably satisfactory to Lender regarding the Basic Carrying Costs on or before the Closing Date.

          (J) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects.

          (K) Accounting and Regulatory Review. Lender shall have received an accounting and regulatory review reasonably satisfactory to Lender showing no anticipated decrease in cash flow. Such review shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

          (L) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in a Material Adverse Effect upon the making or repayment of the Loan or the consummation of the Transactions.

          (M) Survey. Lender shall have received a Survey with respect to the Facility which Survey shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

          (N) Engineering Report. Lender shall have received an Engineering Report with respect to the Facility prepared by an Engineer (addressed to Lender) and which reports shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

          (O) Appraisal. Lender shall have received an Appraisal satisfactory to Lender with respect to the Facility which shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

          (P) Security Deposits. All security deposits with respect to the Facility on the Closing Date shall have been transferred to the Security Deposit Account, and Borrower shall be in compliance in all material respects with all applicable Legal Requirements relating to such security deposits.

          (Q) Service Contracts and Permits. Borrower shall have delivered to Lender a copy of all material contracts and Permits relating to the Facility.

          (R)  Site Inspection.  Unless waived by Lender in accordance with
     Section 8.4, Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Facility to be acquired or refinanced with the Loan satisfactory to Lender in Lender's reasonable discretion.

          (S) Use. The Facility shall be operating only as a congregate living community with assisted living services.

          (T) Financial Information. Lender shall have received all financial information (which financial information shall be satisfactory to Lender in Lender's reasonable discretion) relating to the Facility including, without limitation, audited financial statements of Parent and other financial reports requested by Lender in Lender's reasonable discretion. Such financial information shall be (i) prepared by a firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

          (U)  Intentionally Omitted.

          (V) Leases; Operator Estoppel and Subordination Agreement. With respect to the Facility, Operator shall have delivered a true, complete and correct rent roll and a copy of each of the Leases identified in such rent roll, and each Lease shall be satisfactory to Lender in Lender's reasonable discretion. Operator shall deliver evidence that each of the Leases is subordinate to the Mortgages. Operator shall deliver an estoppel and subordination agreement in form reasonably satisfactory to Lender.

          (W) Subdivision. Evidence reasonably satisfactory to Lender (including title endorsements) that the Land with respect to the Facility constitutes a separate lot for conveyance and real estate tax assessment purposes.

          (X) Transaction Costs. Borrower shall have paid or caused to be paid all Transaction Costs.

          (b) Lender shall not make the Loan unless and until each of the applicable conditions precedent set forth in Section 3.1(a) is satisfied and until Borrower and Operator each provides any other information reasonably required by Lender.

          (c) In connection with the Loan, Borrower and Operator shall execute and/or deliver to Lender all additions, amendments, modifications and supplements to the items set forth in this Section 3.1(a), including without limitation, amendments, modifications and supplements to the Note, Mortgages, Assignments of Leases and Assignments of Agreements, if reasonably requested by Lender to effectuate the provisions hereof, and to provide Lender with the full benefit of the security intended to be provided under the Loan Documents. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed reasonably desirable by Lender's counsel in the jurisdiction in which the Facility is located.

          (d) The making of the Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower and Operator to Lender that all of the applicable conditions to be satisfied in connection with the making of the Loan have been satisfied (unless waived by Lender in accordance with Section 8.4,) and that all of the representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects as of the date of the making of the Loan.

          Section 3.2. Form of Loan Documents and Related Matters. The Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be reasonably satisfactory in form and substance to Lender.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Section 4.1. Representations and Warranties of Borrower and Operator.
(a) Closing Date Representations and Warranties of Borrower. Borrower represents and warrants that, as of the Closing Date:

          (A) Organization. Borrower (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Facility or any of the Collateral makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents executed by Borrower.

          (B) Authorization. The execution and delivery by Borrower of the Loan Documents to which it is a party, Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for by Borrower in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Borrower, (ii) will not violate any provision of any applicable Legal Requirements, any order of any court or other Governmental Authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or agreement or instrument except as permitted under any of the Loan Documents and (iv) have been duly executed and delivered by Borrower. Except for the Mortgage, the Assignment of Rents-Borrower, Assignment of Agreements-Borrower, and a memorandum of the Operator Lease, all of which must be recorded in the West Palm Beach, Florida Land Records and the Financing Statements, which must be recorded in the West Palm Beach, Florida Land Records and filed in the offices of the Secretary of the State of Florida and the Secretary of the State of Delaware and those consents, approvals and authorizations obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower.

          (C)  Single-Purpose Entity.

               (i) Borrower has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity.

               (ii) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Borrower was formed relating to the Entity.

               (iii) All customary formalities regarding the Entity existence of Borrower have been observed at all times since its formation and will continue to be observed.

               (iv) Borrower has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

     (b) Additional Closing Date Borrower Representations and Warranties. Borrower represents and warrants that, as of the Closing Date:

          (A) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower or the Facility where a judgment adverse to Borrower would be reasonably likely to individually or in the aggregate result in a Material Adverse Effect.

          (B) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower is bound would be reasonably likely result in a Material Adverse Effect.

          (C) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

          (D) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to

     Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which would have a Material Adverse Effect nor, as far as Borrower can foresee, would have a Material Adverse Effect.

          (E) Location of Chief Executive Offices. The location of Borrower's principal place of business and the location of Borrower's chief executive office is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          (F) Compliance. Borrower and, to the best of Borrower's knowledge, Borrower's ownership of the Facility comply in all material respects with all applicable Legal Requirements, including without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (G) Other Debt and Obligations. Borrower has no financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party, or by which Borrower is bound, other than the FBTC Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership of the Facility which do not exceed, at any time, a maximum amount of Ten Thousand Dollars ($10,000) and are paid within ninety (90) days of the date incurred, and other than obligations under the Mortgage and the other Loan Documents. Except for the FBTC Debt, Borrower has not borrowed or received other debt financing that has not been heretofore repaid in full and Borrower has no known material contingent liabilities.

          (H) ERISA. Each Plan and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(a)(T).

          (I) Solvency. Borrower (i) has not entered into this Loan Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          (J) Not Foreign Person. Borrower is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

          (K)  Intentionally Omitted.

          (L) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (M) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

          (N) Labor Matters. Borrower is not a party to any collective bargaining agreements.

          (O) Title to the Mortgaged Property. Borrower owns good, indefeasible, marketable and insurable fee simple title to the Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Facility. Except as set forth in the Operator Lease, Borrower has not granted any options to purchase or rights of first refusal with respect to the Facility.

          (P) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

          (Q)  Intentionally deleted.

          (R)  Intentionally deleted.

          (S)  Intentionally deleted.

          (T)  Intentionally deleted.

          (U) Environmental Matters. Borrower represents, warrants and covenants as to itself and the Facility:

          (i) There is no Environmental Claim pending or, to Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed against Borrower.

          (ii) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower that are in the possession or control of Borrower in relation to the Facility which have not been provided to Lender.

          (V)  Intentionally deleted.

          (W)  Intentionally deleted.

          (X) Mortgages and Other Liens. The Mortgage creates a valid and enforceable first mortgage Lien on the Borrower's fee simple title to the Facility as security for the repayment of the Indebtedness subject only to the Permitted Encumbrances applicable to the Facility. Each Collateral Security Instrument executed by Borrower establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by such Collateral Security Instrument which is subject to the UCC is subject to a UCC financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

          (Y) Enforceability. The Loan Documents executed by Borrower in connection with the Loan, including, without limitation, any Collateral Security Instrument executed by Borrower, are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, the Mortgage, or such other Loan Documents executed by Borrower, or the exercise of any right thereunder, render the Mortgage unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (Z) No Liabilities. Borrower has no liabilities or obligations including without limitation Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

          (AA) No Prior Assignment. As of the Closing Date, (i) Lender is the assignee of Borrower's interest under the Operator Lease, and (ii) there are no prior assignments, pledges or hypothecations by Borrower of the Operator Lease or any portion of the Rent due and payable thereunder or to become due and payable thereunder which are presently outstanding.

          (BB)  Intentionally deleted.

          (CC)  Intentionally deleted.

          (DD)  Intentionally deleted.

          (EE) Intellectual Property. All trademarks, trade names and service marks that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

          (FF)  Intentionally deleted.

          (GG) Conduct of Business. Borrower does not conduct its business "also known as," "doing business as" or under any other name provided, however, that the Facility is operated under the name "The Classic at West Palm Beach."

          (HH)  Intentionally deleted.

          (II)  Intentionally deleted.

          (JJ) Leases. (a) Borrower is the sole owner of the entire lessor's interest in the Operator Lease; (b) the Operator Lease is valid and enforceable obligation of Borrower; (c) none of the Rents under the Operator Lease have been collected for more than one (1) month in advance;
     (d) the Operator is the sole tenant of the Lessor; (e) to the knowledge of Borrower after due inquiry, there exist no offsets or defenses to the payment of any portion of the Rents under the Operator Lease; (f) except as set forth in the Operator Lease, the Borrower has not granted the Operator any option to purchase, right of first refusal to purchase, or any other similar provision; (g) except for Permitted Encumbrances, Lessor has not granted any Person any possessory interest in, or right to occupy, the Facility except under and pursuant to the Operator Lease; and (h) the Operator Lease is subordinate to the Loan Documents, pursuant to its terms.

     (c) Closing Date Representation and Warranties of Operator. Operator represents and warrants that, as of the Closing Date:

          (A) Organization. Operator (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Facility or any of the Collateral makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents executed by Operator.

          (B) Authorization. The execution and delivery by Operator of the Loan Documents to which it is a party, Operator's performance of its obligations thereunder and the creation of the security interests and Liens provided for by Operator in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Operator, (ii) will not violate any provision of any applicable Legal Requirements, any order of any court or other Governmental Authority, any organizational document of Operator or any indenture or agreement or other instrument to which Operator is a party or by which Operator is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Operator pursuant to, any such indenture or agreement or instrument except as permitted under any of the Loan Documents and (iv) have been duly executed and delivered by Operator. Except for the Leasehold Mortgage, the Assignment of Rents-Operator, Assignment of Agreements-Operator, and a memorandum of the Operator Lease, all of which must be recorded in the West Palm Beach Land Records and the Financing Statements, which must be recorded in the West Palm Beach Land Records and filed in the offices of the Secretary of the State of Florida, the Secretary of the State of Delaware and the Secretary of State of Illinois and those consents, approvals and authorizations obtained or filed on or prior to the Closing Date Operator is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Operator is a party have been duly authorized, executed and delivered by Operator.

          (C)  Single-Purpose Entity.

               (i) Operator has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity.

               (ii) Operator at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Operator was formed relating to the Entity.

               (iii) All customary formalities regarding the Entity existence of Operator have been observed at all times since its formation and will continue to be observed.

               (iv) Operator has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

     (d) Additional Closing Date Operator Representations and Warranties. Operator represents and warrants that, as of the Closing Date:

          (A) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Operator, threatened against Operator or the Facility where a judgment adverse to Operator or the Facility would be reasonably likely to individually or in the aggregate result in a Material Adverse Effect.

          (B) Agreements. Operator is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Operator is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Operator or the Facility is bound which would be reasonably likely result in a Material Adverse Effect.

          (C) No Bankruptcy Filing. Operator is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Operator's assets or property, and Operator has no knowledge of any Person contemplating the filing of any such petition against it.

          (D) Full and Accurate Disclosure. No statement of fact made by or on behalf of Operator in the Loan Documents or in any other document or certificate delivered to Lender by Operator contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no fact presently known to Operator which has not been disclosed to Lender which would have a Material Adverse Effect, nor, as far as Operator can foresee, would have a Material Adverse Effect.

          (E) Location of Chief Executive Offices. The location of Operator's principal place of business and the location of Operator's chief executive office is 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601.

          (F) Compliance. Operator, the Facility and Operator's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including without limitation, building and zoning ordinances and codes. Operator is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (G) Other Debt and Obligations. Operator has no financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Operator is a party, or by which Operator or the Facility is bound, other than unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Facility which do not exceed, at any time, a maximum amount of one percent (1%) of the Loan Amount and are paid within ninety (90) days of the date incurred, and other than obligations under the Leasehold Mortgage, the other Loan Documents, the Operator Lease and those Pledge Agreements (as defined in the Operator Lease) executed by Operator. Operator has not borrowed or received other debt financing that has not been heretofore repaid in full and Operator has no known material contingent liabilities.

     (H) ERISA. Each Plan and, to the knowledge of Operator, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Operator would be under an obligation to furnish a report to Lender under Section 5.1(b)(T).

     (I) Solvency. Operator (i) has not entered into this Loan Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby, the fair saleable value of Operator's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Operator's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Operator's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Operator's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Operator's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Operator does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Operator).

     (J) Not Foreign Person. Operator is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

     (K)  Intentionally Omitted.

     (L) Investment Company Act; Public Utility Holding Company Act. Operator is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended,
(ii)
a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     (M) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

     (N) Labor Matters. Operator is not a party to any collective bargaining agreements.

     (O) Title to the Mortgaged Property. Operator owns good, indefeasible, marketable and insurable leasehold title to the Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Facility. Except as set forth in the Operator Lease, there are no options to purchase or rights of first refusal affecting Operator's interest in the Facility or, to Operator's knowledge, there are no outstanding options to purchase or rights of first refusal affecting Borrower's interest in the Facility. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Operator to pay in full all sums due under the Guaranty, or any of its other obligations in a timely manner or (ii) the use of the Facility for the use currently being made thereof, the operation of the Facility as currently being operated or the value of the Facility.

     (P) Intentionally deleted.

     (Q) Financial Information. All historical financial data concerning Operator and, to the knowledge of Operator, the Facility that has been delivered by Operator to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Operator or, to the knowledge of Operator, the Facility, or in the results of operations of Operator. Operator has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Facility.

     (R) Condemnation. No Taking has been commenced or, to Operator's knowledge, is contemplated with respect to all or any portion of the Facility or for the relocation of roadways providing access to the Facility.

     (S) Intentionally Omitted.

     (T) Utilities and Public Access. The Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of the Facility for its current purpose. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of the Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Facility either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of the Facility for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Facility.

     (U) Environmental Compliance. Operator represents, warrants and covenants, as to itself and the Facility:

          (i) Except as shown on the Environmental Reports delivered to Lender prior to the Closing Date, Operator and the Facility are in compliance in all material respects with all applicable Environmental Laws in effect as of the date hereof, which compliance includes, but is not limited to, the possession by Borrower or the Operator, as applicable, of and compliance with all environmental, health and safety Permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Facility under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

          (ii) Except as shown on the Environmental Reports delivered to Lender prior to the Closing Date, there is no Environmental Claim pending or, to Operator's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed against Operator or, to Operator's knowledge, the Borrower or the Facility or against any Person whose liability for any Environmental Claim Operator has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Operator, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower, Operator, or the Facility to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law in effect as of the date hereof or with respect to any alleged liability of Borrower or Operator for any Use or Release of any Hazardous Substances in violation of any Environmental Law in effect as of the Closing Date or the presence, Use, or Release of any Hazardous Substances at, on, in, under, or from any Facility in violation of any Environmental Law in effect as of the Closing Date.

          (iii) To the knowledge of Operator, except as may be disclosed on the Environmental Reports delivered to Lender prior to the Closing Date, there have been and are no past or present Releases or threats of Release of any Hazardous Substance that are likely to form the basis of any Environmental Claim against Borrower, Operator, the Facility or, to Operator's knowledge, against any Person whose liability for any Environmental Claim Operator has or may have retained or assumed either contractually or by operation of law.

          (iv) To the knowledge of Operator and except as disclosed in the Environmental Reports, without limiting the generality of the foregoing, there is not present at, on, in or under the Facility, PCB-containing equipment, asbestos or asbestos containing materials, underground or aboveground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint (nor have there been any underground storage tanks present at, on, in, or under the Facility) in violation of any Environmental Laws in effect as of the Closing Date.

          (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Facility and, to Operator's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Facility to Liens under any Environmental Law.

          (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower or Operator that are in the possession or control of Operator in relation to the Facility which have not been provided to Lender.

          (vii) Except as disclosed in the Environmental Report, no conditions exist on the Facility which would require Borrower or Operator under any Environmental Laws in effect as of the Closing Date to place a notice on any deed to the Facility with respect to the presence, Use or Release of Hazardous Substances at, on, in, under or from the Facility and the Facility has no such notice in its deed.

     (V) No Joint Assessment; Separate Lots. Operator has not permitted or initiated the joint assessment of the Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien. The Facility is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

     (W) Assessments. Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Operator, proposed special or other assessments for public improvements or otherwise affecting the Facility, nor, to the knowledge of Operator, are there any contemplated improvements to the Facility that may result in such special or other assessments.

     (X) Mortgages and Other Liens. The Leasehold Mortgage creates a valid and enforceable first mortgage Lien on the Operator's leasehold title to the Facility as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to the Facility. Each Collateral Security Instrument executed by Operator establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by such Collateral Security Instrument which is subject to the UCC is subject to a UCC financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

     (Y) Enforceability. The Loan Documents executed by Operator in connection with the Loan, including, without limitation, any Collateral Security Instrument executed by Operator, are the legal, valid and binding obligations of Operator, enforceable against Operator in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Operator, including the defense of usury, nor will the operation of any of the terms of the Note, the Mortgages, or such other Loan Documents, or the exercise of any right thereunder, render the Leasehold Mortgage unenforceable against Operator, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Operator, including the defense of usury, and Operator has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     (Z) No Liabilities. Operator has no liabilities or obligations including without limitation Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

          (AA) No Prior Assignment. As of the Closing Date, (i) Lender is the assignee of Operator's interest under the Leases (as defined in the Leasehold Mortgage), and (ii) there are no prior assignments of such Leases or any portion of the Rent due and payable with respect to such Leases or to become due and payable which are presently outstanding.

          (BB) Certificate of Occupancy. Operator has obtained (in its own name and/or in the Borrower's name, as applicable and in any event, in the name of the Person(s) as required under all applicable Legal Requirements) all Permits necessary to use and operate the Facility for the use described in
     Section 3.1(S), and all such Permits are in full force and effect. The use being made of the Facility is in conformity in all respects with the certificate of occupancy and/or Permits for the Facility and any other restrictions, covenants or conditions affecting the Facility. Each Facility contains all Equipment necessary to use and operate such Facility as described in Section 3.1(S) in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which the Facility is located and in any event not less than the standards applied by Affiliates of Operator for other comparable properties owned or leased by such Affiliates in such geographic area.

          (CC) Flood Zone. Except as shown on the Survey, the Facility is not located in a special flood hazard area as defined by the Federal Insurance Administration.

          (DD) Physical Condition. Except as disclosed in the Engineering Reports, the Facility is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

          (EE) Intellectual Property. All trademarks, trade names and service marks that Operator owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no trademark, trade name or service mark necessary to the business of Operator as presently conducted or as Operator contemplates conducting its business. Operator has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Operator's knowledge, there is no infringement by others of trademarks, trade names and service marks of Operator.

          (FF) Security Deposits. All security deposits with respect to the Facility on the Closing Date have been transferred to the Security Deposit Account on or prior to the Closing Date, and Operator is in compliance with all applicable Legal Requirements relating to such security deposits.

          (GG) Conduct of Business. Operator does not conduct its business "also known as," "doing business as" or under any other name provided, however, that the Facility is operated under the name "The Classic at West Palm Beach."

          (HH) Title Insurance. The Facility is covered by either an American Land Title Association (ALTA) mortgagee's title insurance policy, or a commitment to issue such a title insurance policy, insuring a valid first lien on the Facility, which is in full force and effect and is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including but not limited to the trustee in a Securitization, subject only to the Permitted Encumbrances.

          (II) Tax Fair Market Value. The Loan Amount with respect to the Facility does not exceed the Tax Fair Market Value of the Facility. If a Note with respect to the Facility is significantly modified prior to the closing date of a Securitization so as to result in a taxable exchange under Code Section 1001, Operator will, if requested by Lender, represent that the amount of such Note does not exceed the Tax Fair Market Value of the Facility as of the date of such significant modification.

          (JJ) Leases. (a) Subject to Borrower's reversionary interest under the Operator Lease, Operator is the sole owner of the entire lessor's interest in the Leases (as defined in the Leasehold Mortgage); (b) such Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to such Leases are reflected in the certified rent roll statement delivered to and approved by Lender; (d) none of the Rents reserved in such Leases have been assigned or otherwise pledged or hypothecated; (e) none of such Rents have been collected for more than one
     (1) month in advance (provided, however, Mortgagor may accept FBTC Basic Rent (as defined in the Operator Lease), the Lessor Basic Rent (as defined in the Operator Lease) in advance for a period of three (3) months); (f) the premises demised under such Leases have been completed and the tenants under such Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to the knowledge of Operator, there exist no offsets or defenses to the payment of any portion of such Rents; (h) no such Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (i) except for Permitted Encumbrances, no Person has any possessory interest in, or right to occupy, the Facility except under and pursuant to a Lease (as defined in the Leasehold Mortgage); and (j) each such Lease is subordinate to the Loan Documents, pursuant to its terms.

          (KK) Use-Specific Representations.

               (i) Compliance with Laws. Borrower, Operator and the Facility comply in all material respects with all applicable federal, state and local laws, regulations, quality and safety standards, accreditation and certification standards and requirements of the applicable state and local department of public health, Agency for Health Care Administration, and Department of Elderly Affairs (each a "DOH") and all other Governmental Authorities relating to the operation of a adult living facilities with assisted living services.

          (ii) Licenses. All material governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use, establishment or operation of the Facility as intended are held by the Borrower and/or the Operator, as applicable, and in any event are held by the Person(s) required under all applicable Legal Requirements and are in full force and effect, including, without limitation, (a) a valid certificate of need for the provision of assisted living services ("CON"); (b) a valid license to provide assisted living services; and (c) a valid registration of the Facility with the DOH or other appropriate Governmental Authority as a adult living facility with assisted living services (collectively, the "Licenses").

          (iii) Ownership of Licenses. The Licenses, including without limitation, each, if any, CON:

               (a) may not be, and have not been, transferred to any location other than the Facility;

               (b) have not been pledged as collateral security for any other loan or indebtedness;

               (c) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way; and

               (d) have at all applicable times been, and are, in full force and effect.

          (iv)  Intentionally deleted.

          (v)  Intentionally deleted.

          (vi) Governmental Proceedings and Notices. None of Operator or the Facility, or, to the knowledge of Operator, the Borrower is currently the subject of any proceeding by any Governmental Authority, and no notice of any violation has been received from a Governmental Authority that would, directly or indirectly, or with the passage of time:

                      (a) affect Operator's ability to accept and/or retain tenants or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible tenants; or

                      (b) modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use on any License.

               (vii) Physical Plant Standards. The Facility and the use thereof complies in all material respects with all local, state and federal building codes, fire codes, health care and other similar regulatory requirements (the "Physical Plant Standards") and no waivers of Physical Plant Standards exist at such Facility.

               (viii) Past Violations.   The Facility is in material compliance
     with all local, federal and state laws and regulations relating to managed residential communities with assisted living services and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility or against Operator, or any partner, member, officer, director or stockholder of Operator or, to the knowledge of Operator, against Borrower or any beneficial owner of Borrower, by any Governmental Authority.

               (ix)   Intentionally deleted.

               (x) Pledges of Receivables. Operator has not pledged its receivables as collateral security for any other loan or indebtedness.

               (xi)   Intentionally deleted.

               (xii) Resident Records. To the best of Operator's knowledge, all resident records at the Facility are true, complete and correct in all material respects. From and after the date hereof, all resident records at the Facility shall be maintained in accordance with all applicable Legal Requirements, including, without limitation, with respect to retention and confidentiality.

          Section 4.2. Survival of Representations and Warranties. Each of the Operator and the Borrower agrees that (i) all of the representations and warranties of Borrower and Operator set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower and Operator shall survive the delivery of the Note and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations, warranties and covenants of the Operator set forth in Section 4.1(d)(U) and Sections 5.1(b)(D) through 5.1(b)(I), inclusive shall survive in perpetuity and shall not be subject to the exculpation provisions of Section 8.14. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Section 5.1. Borrower and Operator Covenants. (a) Borrower covenants and agrees that, from the date hereof and until payment in full of the
Indebtedness:

          (A) Existence; Compliance with Legal Requirements; Insurance.
     Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements applicable to it. Borrower shall notify Lender promptly of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower's or the Facility's failure to comply with such applicable Legal Requirements and promptly take any and all actions necessary to bring itself into compliance in all material respects with applicable Legal Requirements (and shall comply in all materials respects with the requirements of such Legal Requirements that at any time are applicable to its ownership of the Facility) provided, that Borrower at its expense may, after prior notice to the Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor any part thereof or any interest therein, will be sold, forfeited or lost if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (iii) below, or to any risk of criminal liability, and neither the applicable Collateral nor any interest therein would be subject to the imposition of any Lien as a result of the failure to comply with such Legal Requirement or of such proceeding and (iii) Borrower shall have furnished to the Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred and twenty five percent (125%) of the amount of such claim. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued ownership of the Facility.

          (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

          (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which is reasonably likely to have a Material Adverse Effect.

          (D) Environmental Remediation. Unless otherwise required by law, Environmental Laws or any Governmental Authority, Borrower shall not undertake any Remedial Work, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence or Release of Hazardous Substances at, on, in, under, from or about the Facility poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

          (E) Environmental Matters; Inspection.

               (i) Borrower shall not cause or authorize a Hazardous Substance to be present at, on, in, under or to emanate from the Facility, or migrate from adjoining property controlled by Borrower onto or into the Facility in violation of any Environmental Law, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present at, on, in, under or emanate from the Facility, or migrate onto or into the Facility, Borrower shall cause the performance of Remedial Work, removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws.

               (ii) Lender shall have the right at all reasonable times after ten (10)
     calendar days' prior written notice to Borrower and subject to the rights of tenants therein to enter upon and inspect all or any portion of the Facility. If Lender has reason to believe that Remedial Work may be required, Lender may select or may require Operator to select a consulting environmental Engineer reasonably satisfactory to Lender to conduct and prepare environmental reports assessing the environmental condition of the Facility. Lender shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the environmental Engineer. The inspection rights granted to Lender in this
     Section 5.1(a)(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in the Loan Documents, and shall expressly include the right (if Lender has reason to suspect that Remedial Work may be required) to conduct or require Operator to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

          (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

               (i) any Environmental Claim asserted or threatened (in writing) by any Governmental Authority or other Person with respect to any Hazardous Substance at, on, in, under or emanating from the Facility, to which Borrower has knowledge which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (ii) any Environmental Claim or proceeding, investigation or inquiry commenced or threatened in writing by any Person or Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S) 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying the Facility or any portion thereof or against the Facility which become known to Borrower, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (iv) the discovery by Borrower of any occurrence or condition on the Facility or on any real property adjoining or in the vicinity of the Facility which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

               (v) the commencement or completion of any Remedial Work by Borrower.

          (G) Copies of Notices. Borrower shall immediately transmit to Lender copies of any citations, orders, notices or other written communications received from any Person or any Governmental Authority and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(a)(F).

          (H) Environmental Claims. Lender may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender will not be adequately protected by Borrower or Operator.

          (I) Environmental Waiver. Borrower waives and releases Lender from any rights or defenses Borrower may have against Lender under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the gross negligence, fraud or willful misconduct of Lender.

          (J) Access to Facility. Subject to the terms of Section 8.2 of the Operator Lease, Borrower shall permit agents, representatives and employees of Lender to inspect the Facility or any part thereof at such reasonable times as may be requested by Lender upon advance notice.

          (K) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default of which the Borrower has knowledge or Event of Default of which Borrower has knowledge.

          (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

          (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

          (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the Facility, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting the Facility or any part thereof out of such Insurance Proceeds, all as more specifically provided in the Mortgage.

          (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

               (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may require in Lender's reasonable discretion; and

               (ii) do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time in its reasonable discretion.

          (P)  Intentionally deleted.

          (Q)  Financial Reporting.

               (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis on an accrual tax basis, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the ownership of the Facility. Lender, at Lender's cost and expense, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to the Facility, Borrower shall pay any costs and expenses incurred by Lender during the continuance of such Event of Default to examine any and all of Borrower's, the Operator's or any other Person's books, records and accounts as Lender shall determine in Lender's reasonable discretion to be necessary or appropriate in the protection of Lender's interest.

               (ii)  Intentionally deleted.

               (iii)  Borrower shall furnish to Lender annually within forty
     (40) days following the end of each Fiscal Year, true, complete and correct copies of Borrower's a statement of operations (profit and loss), statement of cash flows, a calculation of Net Operating Income, and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency which shall (a) be in form and substance acceptable to Lender in Lender's reasonable discretion, (b) be prepared on an accrual tax basis and (c) be accompanied by an Officer's Certificate from a senior executive of the Trustee certifying as of the date thereof
     (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether to the knowledge of Borrower there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

               (iv)  Intentionally deleted.

               (v) Borrower shall, concurrently with Borrower's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(a)(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Securitization. Borrower shall furnish to Lender written notice, within ten (10) days after receipt by Borrower, of any Rents, Money or other items of Gross Revenue that Borrower is not required by this Agreement to deposit in the Collection Account or is permitted to retain, Cash Collateral

     Account or the Security Deposit Account, together with such other documents and materials relating to such Rents, Money or other items of Gross Revenue as Lender requests in Lender's reasonable discretion.

               (vi) Borrower shall furnish to Lender such other financial information with respect to Borrower as Lender may reasonably request (including, without limitation, in the case of a defeasance pursuant to Section 2.11, a review by a third party acceptable to Lender, of the calculations required to be made pursuant to Section 2.11).

          (R)  Intentionally deleted.

          (S)  Intentionally Omitted.

          (T) Certain Matters Relating to ERISA.   Borrower hereby represents,
     warrants and covenants that, at all times on and before the date upon which Lender makes the Loan and at all times after the date upon which Lender makes the Loan, neither Borrower nor any ERISA Affiliate of Borrower (i) maintains, contributes to or is obligated to contribute to, or has maintained, contributed to or been obligated to contribute to, or will maintain, contribute to or be obligated to contribute to any Plan (including, without limitation, any benefit plan or other plan subject to minimum funding requirements of ERISA Section 302 or Code Section 412) or Multiemployer Plan and (ii) has been, is or will become subject to any liability or obligation under or in connection with ERISA. Any violation of this Section 5.1(a)(T) by Borrower shall constitute an Event of Default.

          (U) Single Purpose Entity. Borrower shall at all times be a Single Purpose Entity.

          (V) Trade Indebtedness. Borrower will pay, its trade payables within ninety (90) days of the date incurred, unless Borrower is in good faith contesting Borrower's obligation to pay such trade payables in a manner reasonably satisfactory to Lender (which may include Lender's requirement that Borrower, as the case may be, post security with respect to the contested trade payable).

          (W) FBTC Debt. Borrower (i) shall pay all amounts due with respect to the FBTC Debt when due, subject to applicable grace periods, (ii) shall not permit a default with respect to the FBTC Debt to exist which default is not cured within applicable grace periods and (iii) without Lender's prior written consent, which shall not be unreasonably withheld and, after a Securitization, written confirmation by the Rating Agencies that a proposed amendment, modification or supplement to the loan documents evidencing the

     FBTC Debt would not result in a downgrade, withdrawal or qualification of the then applicable ratings of the securities issued in a Securitization, shall not amend, modify or supplement the loan documents evidencing the FBTC Debt.

     (b) Operator covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

          (A) Existence; Compliance with Legal Requirements; Insurance.
     Operator shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, Licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements and Insurance Requirements applicable to it and the Facility. Operator shall notify Lender promptly of any written notice or order that Operator receives from any Governmental Authority relating to Operator's failure to comply with such applicable Legal Requirements relating to the Facility and promptly take any and all actions necessary to bring itself and its operations at the Facility into compliance in all material respects with such applicable Legal Requirements (and shall comply in all material respects with the requirements of such Legal Requirements that at any time are applicable to its operations at the Facility) provided, that Operator at its expense may, after prior notice to the Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor any part thereof or any interest therein, will be sold, forfeited or lost if Operator pays the amount or satisfies the condition being contested, and Operator would have the opportunity to do so, in the event of Operator's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Operator has not furnished additional security as provided in clause (iii) below, or to any risk of criminal liability, and neither the applicable Collateral nor any interest therein would be subject to the imposition of any Lien as a result of the failure to comply with such Legal Requirement or of such proceeding and (iii) Operator shall have furnished to the Lender additional security in respect of the claim being contested or the loss or damage that may result from Operator's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred and twenty five percent (125%) of the amount of such claim. Operator shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Operator shall keep the Facility insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided herein and in the Mortgages.

          (B) Impositions and Other Claims. Operator shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

          (C) Litigation. Operator shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Operator which is reasonably likely to have a Material Adverse Effect.

          (D)  Environmental Remediation.

               (i) If any investigation, site monitoring, cleanup, removal, abatement, restoration remedial work or other response action of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the (x) past, present or future presence, suspected presence, Release or threatened Release of a Hazardous Substance at, on, in, under or from the Facility or any portion thereof or (y) violation of or compliance with applicable Environmental Laws, Operator shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within the time period ordered or directed by such Governmental Authority or such shorter period as may be required under any applicable Environmental Law; provided, however, that Operator shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Operator or such Remedial Work violating any Environmental Law or (z) if Operator, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work, as long as
     (1) Operator is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Facility nor any part thereof or interest therein will be sold, forfeited or lost if Operator performs the Remedial Work being contested, and Operator would have the opportunity to do so, in the event of Operator's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Operator has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any Lien for which Operator has not furnished additional security as provided in clause
     (4) below, as a result of the failure to perform such Remedial Work and (4) Operator shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Operator's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work and any loss or damage that may result from Operator's failure to prevail in such contest.

               (ii) All Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting environmental Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses incurred in connection with such Remedial Work shall be paid by Operator. If Operator does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon sixty (60) days prior written notice to Operator of its intention to do so, cause such Remedial Work to be performed. Operator shall pay or reimburse Lender within ten (10) calendar days following written demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

               (iii) Unless otherwise required by law, Environmental Laws or any Governmental Authority, Operator shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence or Release of Hazardous Substances at, on, in, under, from or about the Facility poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Operator may complete all necessary Remedial Work. In such events, Operator shall notify Lender as soon as practicable and, in any event, within three (3) Business Days, of any action taken.

          (E) Environmental Matters; Inspection.

               (i) Operator shall not cause, allow or authorize a Hazardous Substance to be present at, on, in, under or to emanate from the Facility, or migrate from adjoining property controlled by Operator onto or into the Facility in violation of any Environmental Law, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present at, on, in, under or emanate from the Facility, or migrate onto or into the Facility, Operator shall cause the performance of Remedial Work, removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Operator shall use reasonable efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into the Facility from any adjoining property in violation of any Environmental Law.

               (ii) Lender shall have the right at all reasonable times after ten (10) calendar days' prior written notice to Operator and subject to the rights of tenants therein to enter upon and inspect all or any portion of the Facility. If Lender has reason to believe that Remedial Work may be required, Lender may select or may require Operator to select a consulting environmental Engineer reasonably satisfactory to Lender to conduct and prepare environmental reports assessing the environmental condition of the Facility. Lender shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the environmental Engineer. The inspection rights granted to Lender in this Section 5.1(b)(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in the Loan Documents, and shall expressly include the right (if Lender has reason to suspect that Remedial Work may be required) to conduct or require Operator to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

               (iii) Operator agrees to bear and shall pay or reimburse Lender within ten (10) calendar days following written demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(b)(E) in the following situations:

               (x) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

               (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim;

               (z) If an Event of Default with respect to the Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

          (F) Environmental Notices. Operator shall promptly provide notice to Lender of:

               (i) any Environmental Claim asserted or threatened (in writing) by any Governmental Authority or other Person with respect to any Hazardous Substance at, on, in, under or emanating from the Facility, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (ii) any Environmental Claim or proceeding, investigation or inquiry commenced or threatened in writing by any Person or Governmental Authority, against

     Operator, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Operator, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S) 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (iii) all Environmental Claims asserted or threatened against Operator, against any other party occupying the Facility or any portion thereof or against the Facility which become known to Operator, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

               (iv) the discovery by Operator of any occurrence or condition on the Facility or on any real property adjoining or in the vicinity of the Facility which could reasonably be expected to lead to an Environmental Claim against Operator or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

               (v)   the commencement or completion of any Remedial Work.

          (G) Copies of Notices. Operator shall immediately transmit to Lender copies of any citations, orders, notices or other written communications received from any Person or any Governmental Authority and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(b)(F).

          (H) Environmental Claims. Lender may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender will not be adequately protected by Operator. Operator agrees to bear and shall pay or reimburse Lender within ten (10) calendar days following written demand for all reasonable sums advanced and reasonable expenses (including reasonable attorneys' fees and disbursements), incurred by Lender in connection with any such action or proceeding.

          (I) Indemnification. Operator agrees to indemnify, reimburse, defend (with counsel reasonably satisfactory to Lender) and hold harmless Lender for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, attorneys' fees, disbursements and expenses, and consultants' fees, disbursements and expenses, including costs of Remedial Work (collectively, "Losses") asserted against, resulting to, imposed on, or incurred by Lender, directly or indirectly, in connection with any of the following:

               (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

               (ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from the Facility, which presence, Use or Release requires or would reasonably likely require Remedial Work;

               (iii) any Environmental Claim against Operator, Lender, or any Person whose liability for such Environmental Claim Operator has or may have assumed or retained either contractually or by operation of law; or

               (iv) the breach of any representation, warranty or covenant set forth in Section 4.1(b)(U), 4.1(d)(U) and Sections 5.1(a)(D) through 5.1(a)(I) and 5.1(b)(D) through 5.1(b)(I), inclusive.

          The indemnity provided in this Loan Agreement shall not be included in any exculpation of Operator from personal liability provided in this Loan Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(b)(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law. Operator waives and releases Lender from any rights or defenses Operator may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the gross negligence, fraud or willful misconduct of Lender. Notwithstanding the foregoing, Operator shall not indemnify Lender with respect to any Losses incurred in connection with, or as a direct result of, any or all of the matters described above in clauses (i) through
     (iv) to the extent that Operator can establish directly and solely that such Losses result from Hazardous Substances being placed on, above or under the Facility (a) by the affirmative act or gross negligence of Lender or any employees, agents or bailees of Lender; or (b) subsequent to (i) Lender taking title to the Facility; or (ii) a foreclosure by Lender; or
     (iii) acceptance by Lender or its designees of a deed-in-lieu of foreclosure with respect to the Facility.

          (J) Access to Facility. Operator shall permit agents, representatives and employees of Lender to inspect the Facility or any part thereof at such reasonable times as may be requested by Lender upon two (2) Business Days prior written notice and subject to the rights of tenants under Leases (as defined in the Leasehold Mortgage); provided, such written notice shall not be required upon the occurrence and continuation of a Default or Event of Default.

          (K) Notice of Default. Operator shall promptly advise Lender of any material adverse change in Operator's condition, financial or otherwise, or of the occurrence of any Default of which Operator has knowledge or Event of Default of which Operator has knowledge.

          (L) Cooperate in Legal Proceedings. Except with respect to any claim by Operator against Lender, Operator shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

          (M) Perform Loan Documents. Operator shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Operator.

          (N) Insurance Benefits; Condemnation Claims. Borrower and Operator shall cooperate with Lender in settling any insurance or condemnation claim and/or obtaining for Lender the benefits of any Insurance Proceeds and/or Condemnation Proceeds lawfully or equitably payable to Lender in connection with the Facility and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements), and the payment by Operator of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting the Facility or any part thereof out of such Insurance Proceeds and/or Condemnation Proceeds, all as more specifically provided in the Leasehold Mortgage.

          (O) Further Assurances. Operator shall, at Operator's sole cost and expense:

               (i) upon Lender's reasonable request therefor given from time to time after the occurrence and during the continuance of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Operator and (b) searches of title to the Facility, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

               (ii) furnish to Lender, upon Lender's reasonable request therefor, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

               (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may require in Lender's reasonable discretion; and

               (iv) do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time in its reasonable discretion.

          (P) Management of Mortgaged Property. Without the prior written consent of the Lender, the Borrower will not execute a Management Agreement or retain a manager to manage the Facility. Upon thirty (30) days written request from Lender to Operator, Operator will enter into a Management Agreement with a manager identified by Lender, (i) upon the occurrence of an Event of Default or (ii) in the event that, as of the last day of a calendar quarter, the Debt Service Coverage Ratio for the Facility, computed on the basis of the prior twelve (12) calendar months, is less than 1.10. In the case described in clause (ii), Lender shall not have the right to require Operator to retain a manager to manage the Facility, if on the first Payment Date after Lender has made the determination pursuant to clause (ii) above, Borrower defeases the Loan in accordance with the terms of Sections 2.6 and 2.11 in an amount sufficient to cause the Debt Service Coverage Ratio (calculated as if such amount was actually applied to reduce the Principal Indebtedness upon which Debt Service was paid and calculated as if the Principal Indebtedness was reamortized on a straight-line basis (as if the reduction had occurred) over the remaining number of months until the Maturity Date) for the Facility, computed on the basis of the prior twelve (12) calendar months, to be at least equal to 1.20. In the event that Borrower fails to defease as provided in the previous sentence and Lender requires Operator to retain a manager, any such manager shall
     (i) be a reputable management company having at least seven years' experience in the management of commercial properties with similar uses as the Facility and in the jurisdiction in which the Facility is located, (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area and (iii) shall not result in a downgrade, withdrawal or qualification of the then applicable ratings assigned by the Rating Agencies to any securities issued in a Securitization.

          (Q)  Financial Reporting.

               (i) Operator shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of Operator and all items of income and expense in connection with the operation of the Facility and in connection with any services, equipment or furnishings provided in connection with the operation of the Facility. Lender, at Lender's cost and expense, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to Operator to examine such books, records and accounts at the office of Operator or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to the Facility, Operator shall pay, within ten (10) calendar days of written demand therefore, any costs and expenses incurred by Lender during the continuance of such Event of Default to examine any and all of the Operator's books, records and accounts as Lender shall determine in Lender's reasonable discretion to be necessary or appropriate in the protection of Lender's interest.

               (ii)  Operator shall furnish to Lender annually within ninety
     (90) days following the end of each Fiscal Year, true, complete and correct copies of Operator's financial statements audited by a Big Six Accounting Firm or other firm acceptable to Lender in Lender's reasonable discretion which shall (a) be in form and substance acceptable to Lender in Lender's reasonable discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, if applicable, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency, (d) be accompanied by an Officer's Certificate from a senior executive of Operator certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Operator for the relevant period, and (y) notice of whether to the knowledge of Operator, there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same and (e) be accompanied by an opinion from an Independent certified public accountant acceptable to Lender in Lender's reasonable discretion.

               (iii) Operator shall furnish to Lender annually within forty
     (40) days following the end of each Fiscal Year, true, complete and correct copies of Operator's unaudited financial statements which shall (a) be in form and substance acceptable to

     Lender in Lender's reasonable discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, if applicable, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of Operator certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Operator for the relevant period, and
     (y) notice of whether to the knowledge of Operator, there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

               (iv) Operator shall furnish to Lender within thirty (30) days following the end of each calendar month, true, correct and complete monthly unaudited financial statements for Operator which shall (a) be in form and substance acceptable to Lender in Lender's reasonable discretion,
     (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, if applicable, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of Operator certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Operator for the relevant period, and (y) notice of whether, to the knowledge of Operator, there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

               (v) Operator shall furnish to Lender, within thirty (30) days following the end of each calendar month, a true, complete and correct rent roll and occupancy report and such other occupancy statistics as Lender shall request in Lender's reasonable discretion. Each such document shall
     (a) be in form and substance acceptable to Lender in Lender's reasonable discretion, and (b) be accompanied by an Officer's Certificate from a senior executive of Operator certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and (y) notice of whether, to the knowledge of Operator, there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

               (vi) Operator shall furnish to Lender, within fifteen (15) Business Days after request, such further information with respect to the operation of the Facility and the financial affairs of Operator as may be reasonably requested by Lender, including without limitation all business plans prepared for Operator.

               (vii) Operator shall furnish to Lender, within fifteen (15) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

               (viii) Operator shall, concurrently with Operator's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(b)(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Securitization. Operator shall furnish to Lender written notice, within two (2) Business Days after receipt by Operator, of any Rents, Money or other items of Gross Revenue that Operator is not required by this Agreement to deposit in the Collection Account, Cash Collateral Account or the Security Deposit Account, together with such other documents and materials relating to such Rents, Money or other items of Gross Revenue as Lender requests in Lender's reasonable discretion.

               (ix) Operator shall provide Lender with updated information (satisfactory to Lender in Lender's reasonable discretion) concerning the Basic Carrying Costs for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

               (x) Operator shall furnish to Lender such other financial information with respect to Operator as Lender may reasonably request (including, without limitation, in the case of a defeasance pursuant to Section 2.11, a review by a third party acceptable to Lender, of the calculations required to be made pursuant to Section 2.11).

               (xi) Operator shall furnish or shall cause to be furnished to Lender, within fifteen (15) days of the receipt by Operator any and all notices (regardless of form) from any licensing and/or certifying agency that any License relating to the Facility or Operator is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend any License or certification;

               (xii)  Intentionally deleted; and

               (xiii) Operator shall furnish to Lender, within fifteen (15) Business Days of receipt, a copy of any licensing agency survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also shall furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure by the date required for cure by such agency (plus extensions granted by such agency).

          (R) Conduct of Business. Operator shall cause the operation of the Facility to be conducted at all times in a manner consistent with at least the level of operation of the Facility as of the Closing Date, including, without limitation, the following:

               (i) to maintain or cause to be maintained the standard of operations at the Facility at all times at a level necessary to insure a level of quality for the Facility consistent with similar facilities in the same competitive market;

               (ii) to operate or cause to be operated the Facility in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all Licenses, Permits, and any other agreements necessary for the continued use and operation of the Facility to remain in effect; and

               (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at the Facility to enable the Operator to operate the Facility.

          (S)  Intentionally Omitted.

          (T) ERISA. Operator shall deliver to Lender as soon as possible, and in any event within ten days after Operator knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Operator setting forth details respecting such event or condition and the action, if any, that Operator or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Operator or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
     Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

     and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Operator or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Operator or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by Operator or any ERISA Affiliate that results in liability under
     Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Operator or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Operator or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (vi)  the adoption of an amendment to any Plan that, pursuant to
     Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Operator or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

               (vii) the imposition of a lien or a security interest in connection with a Plan.

          (U) Single Purpose Entity. Operator shall at all times be a Single Purpose Entity.

          (V) Trade Indebtedness. Operator will pay its trade payables within ninety (90) days of the date incurred, unless Operator is in good faith contesting Operator's obligation to pay such trade payables in a manner reasonably satisfactory to Lender (which may include Lender's requirement that Operator, as the case may be, post security with respect to the contested trade payable).

          (W) Capital Improvements and Environmental Remediation. Operator shall, within twelve (12) months of the Closing Date, perform the repairs and environmental remediation to the Facility itemized on Exhibit C hereto.

          (X) Annual Operating Budgets. Operator shall submit to Lender Annual Operating Budgets at those times and in such form and substance as set forth in the definition of "Annual Operating Budget" in this Agreement.

          (Y)  Use Specific Covenants.  Operator shall:

               (1) operate the Facility or cause the Facility to be operated in full compliance with the laws and requirements referred to in Section 4.1(d)(AK)(i);

               (2) operate the Facility or cause the Facility to be operated in a manner such that the Licenses shall remain in full force and effect and such that any new or additional License that may, at any time or from time to time, be required pursuant to any Legal Requirements are timely obtained and maintained in full force and effect; and

               (3) cooperate with all governmental agencies, such cooperation shall include, but not be limited to, timely and completely responding to all requests for records, as well as developing and implementing an appropriate and acceptable plan to correct any deficiency in the operation of the Facility.


                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

          Section 6.1. Borrower and Operator Negative Covenants. (a) Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

          (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Facility, except: (i) Liens in favor of Lender, and (ii) the Permitted Encumbrances.

          (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur, or enter into a Management Agreement with respect to the Facility.

          (C) Other Borrowings. Incur, except for the FBTC Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Facility which do not exceed, at any time, a maximum amount of Ten Thousand Dollars ($10,000) and are paid within ninety
     (90) days of the date incurred, create, assume, become or be liable in any manner with respect to Other Borrowings. Notwithstanding the foregoing, Borrower may in good faith contest Borrower's obligation to pay such trade payables in a manner satisfactory to Lender (which may include Lender's requirement that Borrower post security with respect to the contested trade payable (such security not to exceed one hundred and twenty-five percent (125%) of the amount of the claim being contested)).

          (D)  Intentionally Omitted.

          (E) Change In Business. Cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (F) Debt Cancellation. Except as permitted in the Operator Lease, cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

          (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $50,000 (determined annually on an aggregate basis) fully disclosed to Lender in advance.

          (H) Creation of Easements. Create, or permit the Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

          (I) Misapplication of Funds. Distribute any Rents or Money received from Accounts in violation of the provisions of Section 2.12.

          (J) Certain Restrictions. Enter into any agreement other than the Operator Lease which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

          (K) Issuance of Equity Interests. Issue or allow to be created any stocks or shares or shareholder, partnership, membership or beneficial ownership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership, membership, or beneficial ownership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership, membership or beneficial ownership interests or other ownership interests in Borrower, except as contemplated by this Agreement.

          (L) Assignment of Licenses and Permits. Consent to the assignment or transfer any of any interest in any Permits pertaining to the Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Facility without Lender's prior written consent which consent may be granted or refused in Lender's reasonable discretion.

          (M) Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

     (b) Operator covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

          (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Facility, except: (i) Liens in favor of Lender, and (ii) the Permitted Encumbrances.

          (B) Transfer; Joint Assessment. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur or enter into a management agreement with respect to the Facility. Operator shall not suffer, permit or initiate the joint assessment of the Facility
     (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien.

          (C) Other Borrowings. Incur, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Facility which do not exceed, at any time, a maximum amount of one percent (1%) of the Loan Amount and are paid within ninety (90) days of the date incurred, create, assume, become or be liable in any manner with respect to Other Borrowings. Notwithstanding the foregoing, Operator may in good faith contest Operator's obligation to pay such trade payables in a manner satisfactory to Lender (which may include Lender's requirement that Operator post security with respect to the contested trade payable (such security not to exceed one hundred and twenty-five percent (125%) of the amount of the claim being contested)).

     (D)  Intentionally Omitted.

     (E) Change In Business. Cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Operator by any Person, except for adequate consideration or in the ordinary course of Operator's business.

     (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Operator, except in the ordinary course of business and on terms which are no less favorable to Operator or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $50,000 (determined annually on an aggregate basis) except as (i) set forth in an Annual Operating Budget which is approved by Lender pursuant to this Agreement or (ii) otherwise fully disclosed to Lender in advance. Notwithstanding the foregoing, Operator may in good faith contest Operator's obligation to pay such trade payables in a manner satisfactory to Lender (which may include Lender's requirement that Operator post security with respect to the contested trade payable (such security not to exceed one hundred and twenty-five percent (125%) of the amount of the claim being contested).

     (H) Creation of Easements. Create, or permit the Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

     (I) Misapplication of Funds. Distribute any Rents or Money received from Accounts in violation of the provisions of Section 2.12.

     (J) Certain Restrictions. Enter into any agreement other than the Operator

Lease which expressly restricts the ability of Operator to enter into amendments, modifications or waivers of any of the Loan Documents.

     (K) Issuance of Equity Interests. Issue or allow to be created any stocks or shares or shareholder, partnership, membership or beneficial ownership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership, membership, or beneficial ownership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership, membership or beneficial ownership interests or other ownership interests in Operator, except as contemplated by this Agreement.

     (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to the Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Facility without Lender's prior written consent which consent may be granted or refused in Lender's reasonable discretion.

     (M) Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

     (N) Use Specific Negative Covenants: Operator shall not do any of the following unless Lender consents thereto in writing:

          (1) transfer any License to any location other than the Facility nor pledge any License as collateral security for any other loan or indebtedness;

          (2) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of any License for the Facility which rescission, withdrawal, revocation, amendment, modification, supplement or other alteration would have a Material Adverse Effect; or

          (3) enter into any resident care agreements with residents or with any other persons which deviate in any material respect from the standard form customarily used at the Facility; or

          (4) fail to satisfy all requirements established by law, regulation or administrative instruction for the operation of the Facility; or

          (5) fail to operate the Facility in a manner that is consistent with all relevant standards of care and service in the community.


                                  ARTICLE VII

                                    DEFAULTS

          Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

               (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower shall cure such failure within five (5) days after such Payment Date;

               (ii) if on any Payment Date Borrower fails to pay the Required Debt Service Payment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower shall cure such failure within five (5) days after such Payment Date;

               (iii) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

               (iv) if on any Payment Date on which Borrower is required under this Agreement to pay a Basic Carrying Costs Monthly Installment, Borrower and/or Operator fails to pay the Basic Carrying Costs Monthly Installment or the Capital Reserve Monthly Installment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower and/or Operator shall cure such failure within five (5) days after such Payment Date;

               (v) if on the date any payment of a Basic Carrying Cost would become delinquent, unless such Basic Carrying Cost was already paid, the funds in the Basic Carrying Costs Sub-Account are insufficient to make such payment;

               (vi) the occurrence of the events identified elsewhere in the Loan Documents as constituting an "Event of Default" hereunder or thereunder;

               (vii) a Transfer, unless the prior written consent of Lender is obtained (which consent may be withheld with or without cause in Lender's discretion);

               (viii) if Borrower or Operator fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure is not remedied within any applicable grace periods;

               (ix) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower or Operator in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower or Operator, shall be false in any material respect as of the date such representation or warranty was made or remade;

               (x) if Borrower or Operator makes an assignment for the benefit of creditors;

               (xi) if a receiver, liquidator or trustee shall be appointed for Borrower or Operator or if Borrower or Operator shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower or Operator or if any proceeding for the dissolution or liquidation of Borrower or Operator shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Operator as the case may be, upon the same not being discharged, stayed or dismissed within 90 days; or if Borrower or Operator shall generally not be paying its debts as they become due;

               (xii) if either Borrower or Operator attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, except as permitted by this Agreement;

               (xiii) except as permitted under this Agreement, if any provision of any organizational document of Borrower is amended or modified in any respect, or if Borrower, Operator or Borrower's Trustee or any of their respective partners, members, beneficial owners, trustees or shareholders as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower or Operator; or if Borrower or Operator or any of their respective partners, members, beneficial owners, trustees or shareholders, as applicable, breaches any of the covenants set forth in Sections 5.1(a)(U), 5.1(b)(U), 6.1(a)(E) or 6.1(b)(E);

               (xiv) if Borrower or Operator fails to (A) notify Lender of the occurrence of a Default under any of the Loan Documents within ten (10) Business Days of the day on which Borrower or Operator first has knowledge of such Default or (B) give any notice due to any Person under any Loan Document (a) within five (5) Business Days after such notice was due or (b) in accordance with the applicable procedural requirements set forth in the Loan Documents;

               (xv) if Borrower or Operator shall be in default under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Note, the Mortgages or the other Loan Documents, not otherwise referred to in this Section 7.1, for ten (10) Business Days after written notice to Borrower or Operator, as applicable, from Lender or its successors or assigns, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) Business Days after written notice to Borrower or Operator, as applicable, from Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) Business Day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event shall such period exceed one hundred twenty (120) days after the original notice from Lender; provided, further, if Borrower or Operator provides to Lender a certificate certifying and demonstrating that Borrower or Operator is diligently attempting to cure such default as determined by Lender in its reasonable discretion and such non-monetary default still is capable of being cured as determined by Lender in its reasonable discretion and if Borrower or Operator, as applicable, is diligently attempting to cure such default, as determined by Lender in its reasonable discretion, such period shall be extended by Lender in its reasonable discretion for an additional period of time not to exceed sixty (60) days;

               (xvi) if an event or condition specified in Sections 5.1(a)(T) or 5.1(b)(T) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of Lender, a Material

     Adverse Effect;

               (xvii) if without Lender's prior written consent (A) any management agreement (other than the Management Agreement) is entered into for the Facility or (B) after the execution of a Management Agreement pursuant to Section 5.1(b)(P) there is any change in or termination of such Management Agreement for the Facility;

               (xviii) if any Event of Default occurs (as to any party) under the Operating Lease (subject to any applicable notice and cure periods required under the Operating Lease);

               (xix) if Borrower shall fail to correct, within the time deadlines set by any health, licensing or similar agency, any deficiency that justifies either of the following actions by such agency with respect to the Facility and such agency commences a termination of any License;

               (xx) if the Facility is assessed material fines or penalties (as distinguished from establishment of standard settlement accounts) by any state or health, licensing or similar agency having jurisdiction over Borrower, Operator or the Facility;

               (xxi) if (A) Borrower shall fail to pay any amount due with respect to the FBTC Debt when due and such failure shall continue beyond any applicable grace period or (B) a default or event of default shall occur with respect to the FBTC Debt which shall continue beyond any applicable grace period or (C) if any of the loan documents evidencing the FBTC Loan is amended without the Lender's prior written consent; and

               (xxii) if Operator fails to provide Lender with the written notice (together with the required deliveries) set forth in Section 8.33 which failure is not remedied within five (5) days of the date such written notice and deliveries were due.

          Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default and during the continuance thereof, all or any one or more of the rights, powers and other remedies available to Lender against Borrower and Operator under this Agreement, the Note, the Mortgage, the Leasehold Mortgage or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield Maintenance Premium, the Event of Default Return of Buy-Up Payment and any other amounts owing by Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Facility or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield Maintenance Premium, the Event of Default Return of Buy-Up Payment and any other amounts owing by Borrower shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Section 7.1(x) or
Section 7.1(xi). Notwithstanding that this Agreement may refer to a continuing Event of Default, and without limiting Borrower's or Operator's right to cure a Default which may, with the passage of time, become an Event of Default, neither Borrower nor Operator shall have any right pursuant to this Agreement to cure any Event of Default unless this Agreement is amended by Borrower, Operator and Lender in writing.

          Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Operator pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower or Operator, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender's rights with respect to the Collateral shall continue unimpaired, and Borrower and Operator shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Mortgage or Leasehold Mortgage on the Facility, to the extent necessary to foreclose on other parts of the Mortgaged Property.

          Section 7.4. Lender's Right to Perform. If Borrower or Operator fails to perform any covenant or obligation contained herein and such failure shall continue beyond any applicable grace period and thereafter continue for a period of five Business Days after Borrower's or Operator's, as applicable, receipt of written notice thereof, without in any way limiting Section 7.1 hereof, from Lender, Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower and Operator to Lender within ten (10) calendar days after written demand therefor. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower or Operator of any such failure.

          Section 7.5. Operator's Limited Right to Cure. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, if a non-monetary Event of Default occurs and is continuing with respect to Borrower which Event of Default was not caused directly or indirectly by Operator and Lender desires to exercise its rights under this Article VII, provided no Event of Default exists with respect to Operator, Lender shall give Operator written notice of such Event of Default and of Lender's intent to exercise its rights and remedies under this Article VII and Lender shall abstain from exercising its rights and remedies under this Article VII until the earlier to occur of (a) the date which is forty-five (45) days after delivery of such written notice, (b) the occurrence of an Event of Default with respect to Operator and (c) the occurrence of a monetary Event of Default with respect to Borrower. Lender shall not exercise its rights under this Article VII in connection with the Event of Default with respect to Borrower identified in the written notice delivered to Operator if prior to the dates or events described in clauses (a) through (c) of the foregoing sentence, the following events and conditions shall have occurred or been satisfied, as applicable, (i) the Operator has acquired fee simple title to the Facility or acquired the beneficial interest of FBTC in Borrower, has assumed all of the obligations of the Borrower under the Loan Documents and has executed and delivered such other documentation as may be required by Lender and, if the Loan has been transferred in a Securitization, the Rating Agencies, (ii) if the Loan has been transferred in a Securitization, the Rating Agencies shall have confirmed in writing that such transfer shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization, (iii) satisfactory opinions relating to such transfer shall have been delivered by Operator to Lender and, if the Loan has been transferred in a Securitization, to the Rating Agencies (including without limitation tax and bankruptcy opinions), (iv) to the extent curable, Operator shall have cured such non-monetary Event of Default, (v) Operator pays all reasonable expenses incurred by Lender in connection with such transfer,
(vi) Operator shall have delivered to Lender an updated Title Insurance Policy showing fee simple title to the Facility in Operator and insuring that Lender has a valid first lien on the Operator's fee simple interest in the Facility together with such modifications, amendments or supplements to the Loan Documents as Lender may reasonably request. Upon consummation of the transfer of fee simple title in the Facility to the Operator and the assignment by the Borrower and assumption by the Operator of the Borrower's obligations under the Loan Documents executed by the Borrower, Operator shall be considered the "Borrower" under the Loan Documents as well as the "Operator" under the Loan Documents and shall have all of the obligations of "Borrower" under the Loan Documents as well as the obligations of "Operator" under the Loan Documents. If the events described in clauses (a) through (c) of the first sentence of this Section occur or the events or conditions described in the second sentence of this Section do not occur or are not satisfied prior to the occurrence of the events described in clauses (a) through (c) of the first sentence of this Section, Lender shall be entitled to exercise all of its rights and remedies pursuant to this Article VII.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          Section 8.1. Survival. Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note and the Operator of the Guaranty, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower or Operator, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgage and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender.

          Section 8.3. Governing Law. (a) The proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower and Operator each hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to (S) 5-1401 of the New York General Obligations Law.

          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR OPERATOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO (S) 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED AND EACH OF OPERATOR AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF OPERATOR AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF OPERATOR AND BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS, 1633 BROADWAY, NEW YORK, NEW YORK 10016, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY BORROWER OR OPERATOR FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO BORROWER AND OPERATOR, AS APPLICABLE, AT ITS PRINCIPAL EXECUTIVE OFFICES, ATTENTION: GENERAL COUNSEL AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER OR OPERATOR, AS APPLICABLE, MAILED OR DELIVERED TO BORROWER OR OPERATOR, AS APPLICABLE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR OPERATOR, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING. A COPY OF SERVICE OF PROCESS WITH RESPECT TO BORROWER SHALL BE DELIVERED TO OPERATOR AND COPY OF SERVICE OF PROCESS WITH RESPECT TO OPERATOR SHALL BE DELIVERED TO BORROWER; PROVIDED, HOWEVER, FAILURE TO RECEIVE SUCH COPIES SHALL NOT AFFECT ANY OF LENDER'S RIGHTS HEREUNDER. EACH OPERATOR AND BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND
(III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower or Operator therefrom, shall in any event be effective unless the same shall be in a writing signed by each of Borrower, Operator, and Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Operator or Borrower shall entitle Borrower or Operator to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a),
(b) or (c) above, addressed (I) if to Lender at its address set forth on the first page hereof, (II) if to Borrower at its designated address set forth on the first page hereof, and (III) if to Operator at its address set forth on the first page hereof, or, in each such case, at such other address and to such other Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: Joseph B. Heil, Esquire, Dechert Price & Rhoads, 1717 Arch Street, 4000 Bell Atlantic Tower, Philadelphia, PA 19103, Telefax Number 215/994-2222; Two World Financial Center, Building B, New York, NY 10281-1198, Attention:
Raymond Anthony, Telefax Number (212) 667-1666; Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Sheryl McAfee, Telefax Number
(212) 667-1022; and Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Legal Counsel, Telefax Number (212) 667-1022. A copy of all notices, consents and approvals and requests addressed to Borrower or to Operator shall be delivered concurrently to each of the following: Brookdale Living

Communities of Florida, Inc., 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telefax Number: (312) 977-3699; Brookdale Living Communities, Inc. of Florida, 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esq. Telefax Number:
(312) 977-3699; and Burke, Warren, MacKay & Serritella, 330 North Wabash Avenue, 22nd Floor, IBM Plaza, Chicago, Illinois 60611-3607, Attention: Douglas E. Wambach, Esq., Telefax Number (312) 840-7900; and Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery;
(b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation received prior to 4:00 p.m. local time on a Business Day or if such confirmation is received after 4:00 p.m. local time, the next succeeding Business Day, provided that such telecopied notice was also delivered as required in this Section 8.6. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

          SECTION 8.7. TRIAL BY JURY. BORROWER, OPERATOR AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

          Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. Assignment. Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Securitization. Lender shall provide Borrower and Operator with written notice of any such assignment; provided, however, that such notice shall not be a condition of Lender's right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Loan Agreement.

          Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or Operator or any other party or against or in payment of any or all of the obligations of Borrower or Operator pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower or Operator to any portion of the obligations of Borrower or Operator hereunder. To the extent Borrower or Operator makes a payment or payments to Lender for Borrower's or Operator's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 8.12. Waiver of Notice. Borrower and Operator shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Operator and except with respect to matters for which Borrower or Operator is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. To the maximum extent permitted by applicable Legal Requirements, Borrower and Operator each hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 8.13.  Intentionally Omitted.

          Section 8.14.  Exculpation.  Except as otherwise set forth in this
Section 8.14 and Section 4.2 to the contrary, Lender shall not enforce the liability and obligation of Borrower or Operator to perform and observe the obligations contained in this Agreement, the Note, the Mortgages, the Guaranty or any of the other Loan Documents executed and delivered by Borrower or Operator except that Lender may pursue any power of sale, bring a foreclosure action, action for specific performance, action for money judgment, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against Borrower or Operator or any other Person solely for the purpose of enabling Lender to realize upon (a) the Collateral, and (b) the Rents and Accounts arising from the Facility to the extent (x) (i) received by Borrower (or any of its affiliates), after the occurrence of an Event of Default, or (ii) received by Operator (or any of their affiliates), after the occurrence of an Event of Default or (y) distributed to (i) Borrower or its shareholders, partners, members or beneficial owners, as applicable, or affiliates during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to
Section 2.7 or (ii) Operator, or its shareholders, partners, members or beneficial owners, as applicable, or affiliates during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Section 2.7 (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (c)) any other collateral given to Lender under the Loan Documents ((a), (b), and (c) collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Loan Documents or in any way affect or impair the Liens of the Mortgage or any of the other Loan Documents or the right of Lender to foreclose the Mortgage or Leasehold Mortgage following an Event of Default;
(b) impair the right of Lender to name any Person as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage or Leasehold Mortgage; (c) affect the validity or enforceability of the Note, the Mortgage or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for any damages, losses, expenses, liabilities or costs resulting from fraud, intentional misrepresentation, intentional physical waste of all or any portion of the Facility, or wrongful removal or disposal of all or any portion of the Facility by any Person in connection with this Agreement, the Note, the Mortgage or the other Loan Documents; (f) impair the right of Lender to obtain the Recourse Distributions received by any Person; (g) intentionally omitted; (h) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgage or Leasehold Mortgage (including, without limitation, the applicable Casualty Prepayment Amount, Casualty Return of Buy-Up Payment, Condemnation Prepayment Amount and/or Condemnation Return of Buy-Up Payment); (i) impair the right of Lender to enforce (against the parties liable therefore other than the Borrower) the provisions of Sections 4.1(b)(U), 4.1(d)(U) or 5.1(b)(D)-(I) of this Agreement, Section 2.8 of the Mortgage or the Leasehold Mortgage or the Environmental Guaranty even after repayment in full by Borrower of the Indebtedness; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral securing the Note as provided in the Loan Documents; (k) impair the right of Lender to bring suit with respect to any intentional misapplication of any funds including without limitation any intentional misappropriation of security deposits or Rents collected more then one month in advance; or (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against any Person solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (l) shall be enforceable only to the extent of any of the Default Collateral.

          Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, this Agreement, the Note, the Mortgages and the other Loan Documents which Borrower or Operator may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Operator in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Operator.

          Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Operator and Lender intend that the relationship created hereunder be solely that of guarantor and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or between Operator and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

          Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower and Operator may legally do so, each of Borrower and Operator waives all rights to a marshalling of the assets of Borrower or Operator, and others with interests in Borrower or Operator, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Facility for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender to the payment of the Indebtedness in preference to every other claimant whatsoever.

          Section 8.19. Waiver of Counterclaim. Borrower and Operator each hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower or Operator, as applicable by Lender or Lender's agents.

          Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.21. Brokers and Financial Advisors. Borrower, Operator and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except Advisor. Borrower and Operator each hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than Advisor), that such Person acted on behalf of Borrower or Operator in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.23. Estoppel Certificates. Borrower, Operator and Lender each hereby agree at any time and from time to time upon not less than fifteen
(15) Business Days prior written notice by Borrower, Operator or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section, that Lender shall have received, together with Borrower's or Operator's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), Surveys and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the

Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness.

          Section 8.25. Bankruptcy Waiver. Borrower and Operator each hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower or Operator shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.s. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgement or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Borrower, Operator and any of their respective Affiliates shall not contest the enforceability of this Section.

          Section 8.26. Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

          Section 8.27. Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Loan Agreement and any other Loan Document and any or all servicing rights with respect thereto, or to grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor") or any Rating Agency rating such securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, Operator, any guarantor, any indemnitor and the Facility, which shall have been furnished by Borrower, Operator, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its sole discretion determines necessary or desirable.

          Section 8.28. Limitation of Interest. It is the intention of Borrower, Operator and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrower).

          In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Lender shall refund to Borrower the amount of such excess, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

          Section 8.29. Indemnification. Operator shall indemnify and hold each of the Borrower, the Trust Company, Lender and each of its affiliates (including its officers, directors, partners, employees and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Exchange Act of 1934, as amended) (each, including the Borrower, the Trust Company, and the Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the reasonable fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement (provided that the indemnity provided in Section 2.14 shall apply to the matters to which it relates), except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted directly and solely from the gross negligence, fraud or willful misconduct of such Indemnified Party. In the event that any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Operator shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

          Section 8.30. Borrower and Operator Acknowledgments. Each of Operator and Borrower hereby acknowledges to and agrees with Lender that (i) the scope of Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrower or Operator or their respective Affiliates and (ii) Borrower and Operator each has been represented by competent legal counsel and has consulted with such counsel prior to executing this Loan Agreement and any of the other Loan Documents.

          Section 8.31. Publicity. Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender's participation in the origination of the Loan or the Loan's inclusion in any Securitization effectuated or to be effectuated by Lender.

          Section 8.32.  Intentionally deleted.

          Section 8.33. Transfer of Fee Simple Interest in the Facility to Operator on the Optional Prepayment Date. Notwithstanding anything in the Operator Lease or the Loan Documents to the contrary, on the Optional Prepayment Date, if the Loan is not prepaid in full pursuant to Section 2.7 of this Agreement as a result of the Operator's failure to meet its obligations pursuant to the Lease or otherwise, (i) Borrower shall transfer its fee simple title in the Facility to Operator in consideration for Operator's assumption of Borrower's obligations under the Loan Documents executed by Borrower, (ii) Operator shall accept fee simple title in the Facility and shall assume Borrower's obligations under the Loan Documents executed by the Borrower pursuant to such documents as Lender shall reasonably request, (iii) Operator shall deliver to Lender an updated Title Insurance Policy showing fee simple title to the Facility in Operator and insuring that Lender has a valid first lien on the Operator's fee simple interest in the Facility together with such modification, amendments or supplements to the Loan Documents and legal opinions as Lender may reasonably request and (iv) Operator shall pay all of Lender's fees, costs and expenses incurred in connection with such transfer (including, reasonable attorneys' fees and costs) and all recording costs, fees and taxes associated with the transfer.

Operator shall provide Lender with written notice sixty (60) days prior to the Optional Prepayment Date indicating whether Operator anticipates (a) that the Loan be prepaid in full on the Optional Prepayment Date together with information regarding the sources of the funds for such prepayment or (b)(i) that Operator will acquire the Borrower's fee simple interest in the Facility together with the proposed documents effectuating the transfer of the Facility and the assumption of the Loan and a copy of a commitment for the Title Policy referenced above in clause (iii) or (ii) that FBTC will be transferring its beneficial interests in Borrower to Operator pursuant to the penultimate sentence of this Section 8.33 together with copies the proposed documents effectuating such transfer and the proposed amendment to the Operator Lease referenced in clause (iv) of the penultimate sentence of this Section 8.33. Upon consummation of the transfer of fee simple title in the Facility to the Operator and the assignment by the Borrower and assumption by the Operator of the Borrower's obligations under the Loan Documents executed by the Borrower, Operator shall be considered the "Borrower" under the Loan Documents as well as the "Operator" under the Loan Documents and shall have all of the obligations of "Borrower" under the Loan Documents as well as the obligations of "Operator" under the Loan Documents. As an alternative to transferring fee simple title to the Facility to Operator if the Loan is not prepaid in full pursuant to Section
2.7 of this Agreement, on the Optional Prepayment Date, (i) Operator shall acquire all of FBTC's beneficial ownership interests in the Borrower, (ii) the Operator shall deliver such modifications, amendments or supplements to the Loan Documents and legal opinions as Lender may reasonably request, (iii) Operator shall deliver the various items sets forth in clause (v) of the definition of "Permitted Transfers" and (iv) Operator shall execute an amendment to the Operator Lease extending the Operator Lease to the Maturity Date and such other amendments as are consistent with the fact that the FBTC Debt will be eliminated all as Lender may reasonably request and as will not result in a downgrade, withdrawal or qualification of the ratings assigned to any of the securities issued in a Securitization as confirmed in writing by the Rating Agencies. Failure of Borrower or Operator to comply with the terms of this Section shall constitute an Event of Default.

          Section 8.34 Amendments to Operator Lease. Borrower hereby agrees that it will not amend, modify or terminate the Operator Lease without the prior written consent of the Lender not to be unreasonably withheld. Lender hereby agrees that it will not amend, modify or waive without the prior written consent of Borrower, not to be unreasonably withheld (a) any provision of the Operator Lease regarding the determination of or obligation to pay FBTC Basic Rent (as defined in the Operator Lease) or Lessor Basic Rent (as defined in the Operator Lease) to the extent any waiver, modification or amendment relates to FBTC Basic Rent or Lessor Basic Rent which is due and payable to Borrower, (b) any provision of the Operator Lease regarding indemnities in favor of Borrower or any of its Affiliates, agents, officers, directors or employees to the extent any waiver, modification or amendment relates to the period prior to acquisition of title to the Mortgaged Property by Lender or its designee by foreclosure or deed-in-lieu of foreclosure, (c) until after acquisition of title to the Mortgaged Property by Lender or its designee by foreclosure or deed-in-lieu of foreclosure, Sections 19.1(ii), 22.1, 24.1,
24.2 and 25.1 of the Operator Lease; and (d) Section 20.2(k) of the Operator Lease.

          Section 8.35  Subordination and Standstill.

          (a) Borrower hereby agrees that all of the indebtedness, liabilities and obligations of Operator evidenced by the Operator Lease and those Pledge Agreements (as defined in the Operator Lease) executed by Operator (collectively, the "Subordinate Obligations") and the lien of any judgment entered on behalf of Borrower in connection with the Subordinate Obligations, whether in breach of the terms hereof or otherwise, is and shall be subject, subordinate and rendered junior to the prior indefeasible payment in full of the Indebtedness. Except as specifically provided in the following sentence, no payment shall be made by Operator for or on account of the Subordinate Obligations, and the Borrower shall not take or receive from Operator in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinate Obligations, unless and until the Indebtedness shall have been indefeasibly paid in full. Notwithstanding the foregoing sentence, Borrower may receive payments with respect to the related Subordinate Obligations (i)(x) prior to a Cash Management Event, from Operator (but only after payment of the amounts set forth in the first sentence of Section 2.12(b), and (y) after a Cash Management Event, from the FBTC Payment Sub-Account and from Excess Cash Flow and (ii) from realization on the collateral pledged to Borrower pursuant to those Pledge Agreements (as defined in the Operator Lease) executed by Operator. If any payments are made to the Borrower on account of the Subordinate Obligations contrary to the terms of this Agreement or in excess of what the Borrower is entitled to receive under this Agreement, Borrower shall hold the same in trust as trustee for Lender, and shall promptly deliver to Lender in the form received, endorsed or assigned, as may be appropriate for application on account of, or as security for the Indebtedness.

          (b) Until the Indebtedness is paid in full, Borrower shall not institute any Enforcement Action (including, but not limited to, filing an Insolvency Proceeding against Operator or acquiescing to the filing of an Insolvency Proceeding by the Operator) against the Operator. Without limiting the foregoing, in the event of an Insolvency Action with respect to the Operator, (i) the Borrower hereby agrees that it shall not object to or oppose any efforts by Lender to obtain relief in the Operator's bankruptcy from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause the Operator's bankruptcy estate to abandon the Facility or any part thereof and (ii) so long as the beneficial interests of Borrower are owned by FBTC, it shall not object to or oppose any efforts by Borrower to obtain relief in the Operator's bankruptcy from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause the Operator's estate to abandon the Facilities or any part thereof. Notwithstanding the foregoing, in the event Operator fails to pay to Borrower any

FBTC Required Quarterly Payment, Borrower shall be entitled to exercise its rights and remedies with respect to the collateral pledged to Borrower pursuant to those Pledge Agreements (as defined in the Operator Lease) executed by Operator. Notwithstanding anything in this Agreement to the contrary, Borrower hereby agrees it shall not sue for or make any claim with respect to the Collateral and Lender hereby agrees that it shall not sue for or make any claim with respect to the Excepted Property. Notwithstanding the terms of this Section 8.35, Borrower shall be entitled to bring an Enforcement Action (but not an Insolvency Proceeding) against Operator solely for the purpose of realizing and foreclosing on the collateral pledged to Borrower pursuant to the Pledge Agreements (as defined in the Operator Lease) executed by the Operator, provided, however, that as a condition to bringing such Enforcement Action (but not an Insolvency Proceeding), FBTC shall first us its reasonable good faith efforts to exercise its rights with respect to realizing on the Collateral by non-judicial means. For the purposes of this Section, the following terms have the indicated meanings: (i) "Enforcement Action" means the commencement or the exercise of any remedies against the Operator, including, without limitation, the commencement of any litigation and the commencement of any Insolvency Proceeding; and (ii) "Insolvency Proceeding" means any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any insolvency, liquidation, reorganization or other similar proceeding concerning the Operator, any dissolution of the Operator any proceeding (judicial or otherwise) concerning the application of the assets of the Operator for the benefit of its creditors, the initiation of any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all of any substantial part of the assets of the Operator or any other action concerning the adjustment of the debts of the Operator or the cessation of business by the Operator.

          (c) Borrower shall deliver to Lender a copy of any and all notices of default (or respecting acts or occurrences which could, with the giving of notice, the passage of time, or both, constitute a default) that are delivered by Borrower to Lender as required by law or otherwise given, whether in breach of terms hereof or otherwise, to Operator by Borrower.

          Section 8.36 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Loan Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Borrower and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Loan Agreement or the other Loan Documents provided, that Wilmington Trust Company accepts the benefits running to it hereunder and agrees that it shall be liable in its individual capacity for its own gross negligence or willful misconduct.

          Section 8.37 Buy-Up. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) Borrower, Operator and Lender agree that no payment of any Casualty Prepayment Amount, Casualty Return of Buy-Up Payment, Condemnation Prepayment Amount, Condemnation Return of Buy-Up Payment, Yield Maintenance Premium or Event of Default Return of Buy-Up Payment required to be paid by Borrower or Operator pursuant to this Agreement or any other Loan Document is intended to be a penalty of any nature or kind whatsoever, (ii) Borrower and Operator acknowledge that in connection with the making of the Loan, Lender paid Borrower the Buy-Up Payment, which fee Borrower and Lender both intended that Lender would recover through the payment of interest on the Loan by Borrower to Lender through the Optional Prepayment Date at the Initial Interest Rate and (iii) in consideration for Lender's payment to Borrower of the Buy-Up Payment, Borrower hereby unconditionally and irrevocably waives any and all rights of any nature or kind whatsoever that Borrower may have to contest the validity and/or the enforceability of any payment of any Casualty Prepayment Amount, Casualty Return of Buy-Up Payment, Condemnation Prepayment Amount, Condemnation Return of Buy-Up Payment, Event of Default Return of Buy-Up Payment or Yield Maintenance Premium except to the extent Borrower would have had the right to contest such payment had such payment been a payment of principal indebtedness. Subject to the following sentence, Lender agrees that Lender will treat and report the Buy-Up Payment as additional issue price for Federal income tax purposes pursuant to Treasury Regulation (S)1.1273-2(g)(3). Lender reserves the right to change its treatment and reporting of the Buy-Up Payment in the event of any change, amendment or modification to any applicable law, rule, revenue ruling or regulation or in the event Lender receives notice from the Internal Revenue Service requiring a change in Lender's treatment on reporting of the Buy-Up Payment. Lender will notify Borrower and Operator in the event it is changing its reporting or treatment of the Buy-Up Payment. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, it is the intent of the parties that, until the Optional Prepayment Date, the payments with respect to Loan Amount, the amounts payable thereon with respect to the Initial Interest Rate and payments with respect to the Buy-Up Payment shall not exceed or be less than the payments which would have been made if the original principal amount of a loan made pursuant to this Loan Agreement would have been $21,000,000 with an Initial Interest Rate of 7.57% and an amortization schedule of 331 months (calculated on the basis of a calendar year consisting of twelve thirty day months); provided, however, the foregoing is not intended to qualify the amount of interest at the Default Rate or Late Charges that Lender is entitled to collect.

                      [Signatures on the following pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    LENDER:

                                    NOMURA ASSET CAPITAL CORPORATION, a
                                    Delaware corporation


                                    By:________________________________
                                      Name:
                                      Title:

                   [signatures continued on following page]

                              BORROWER:

                              THE CLASSIC BUSINESS TRUST, a Delaware
                              business trust

                              By:  Wilmington Trust Company, a
                                   Delaware banking corporation,
                                   not in its individual capacity,
                                   but solely as Trustee



                                   By:
                                       ------------------------------
                                       Name:
                                       Title:

                              OPERATOR:

                              BROOKDALE LIVING COMMUNITIES OF
                              FLORIDA, INC., a Delaware corporation


                              By:
                                  ---------------------------------
                                  Name:
                                  Title:

                              GUARANTOR:

                              BROOKDALE LIVING COMMUNITIES OF
                              FLORIDA, INC., a Delaware corporation


                              By:
                                  --------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT A

                         Operating Expense Certificate


Nomura Asset Capital Corporation
Two World Financial Center, Building B
New York, New York  10281-1198
Attention: Raymond Anthony

          Re: Loan Agreement (the "Loan Agreement") dated as of December ___, 1997 among The Classic Business Trust, ("Borrower"), Brookdale Living Communities of Florida, Inc. ("Operator") and Nomura Asset Capital Corporation (together with its successors and assigns "Lender")

Ladies and Gentlemen:

          This certificate is delivered in accordance with Section 2.12(f) of the Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Operator hereby certifies that the Operating Expenses for the Interest Accrual Period from ______________, ____ to ______________, ____ are
______________________ Dollars ($_________) and that such Operating Expenses are equal to or less than the Operating Expenses for such period set forth on the Operating Budget.

                         _______________________, a _____________



                         By: ____________________________________,
                                a _____________, its ______________

                                   EXHIBIT B

                            Additional Definitions

Base Payment                                         $  151,391.76

Base Adjusted NOI                                    $2,268,354.00

Initial Basic Carrying Costs Amount                  $           0

Initial Capital Reserve Amount                       $   39,127.48

Initial Securitization Expense Amount                $   33,750.00

Initial Trustee Expense Amount

                                   EXHIBIT C

Capital Improvement and Repair and Environmental Remediation Exhibit

                                      C-1